UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No.)

Filed by the Registrant	☒

Filed by a Party other than the Registrant	☐
Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14a-12
InTest Corporation
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

NOTICE OF
2026 ANNUAL MEETING OF
STOCKHOLDERS

AND

PROXY STATEMENT

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS To Be Held June 17, 2026	804 East Gate Drive, Suite 200 Mt. Laurel, New Jersey 08054
YOUR VOTE IS IMPORTANT Whether or not you plan to attend the meeting, we hope you will vote as soon as possible. Information about voting methods is set forth in the accompanying Proxy Statement.

Dear Stockholders,
NOTICE IS HEREBY GIVEN that the 2026 Annual Meeting of Stockholders (the “Annual Meeting”) of InTest Corporation will be held virtually via live webcast on Wednesday, June 17, 2026, at 11:00 a.m. Eastern Time at www.proxydocs.com/INTT. The Annual Meeting will be held virtually to consider and vote on the following matters described in the accompanying Proxy Statement:
1.Election, as directors, of the five nominees named in the accompanying Proxy Statement, with each director to serve until the next annual meeting of stockholders and until the election and qualification of such director’s successor;
2.Approval of Amendment No.1 to the InTest Corporation 2023 Stock Incentive Plan;
3.Ratification of the appointment of RSM US LLP as our independent registered public accounting firm for the year ending December 31, 2026;
4.Approval, on an advisory basis, of the compensation of our named executive officers; and
5.Such other business as may properly be brought before the meeting or any adjournment thereof.
The Board of Directors has fixed April 20, 2026, at the close of business, as the record date for the determination of stockholders entitled to notice of, and to vote at, the meeting.
By Order of the Board of Directors,

Duncan Gilmour
Secretary

April 28, 2026

804 East Gate Drive, Suite 200
Mt. Laurel, New Jersey 08054
PROXY STATEMENT SUMMARY
To assist you in reviewing the proposals to be considered and voted upon at our Annual Meeting, we have summarized information contained elsewhere in this proxy statement or in our Annual Report on Form 10-K for the fiscal year ended December 31, 2025 (the “Annual Report”). This summary does not contain all of the information you should consider about InTest Corporation (“InTest”, the “Company”, “we”, “us” or “our”) and the proposals being submitted to stockholders at the Annual Meeting. We encourage you to read the entire proxy statement and Annual Report carefully before voting.
The Annual Meeting

Date & Time	Location	Record Date
Wednesday, June 17, 2026	Online via:	April 20, 2026
11:00 a.m. Eastern Time	www.proxydocs.com/INTT
Because the meeting is being held virtually, you will not be able to attend the Annual Meeting in person but are invited to join us in the virtual Annual Meeting. In order to attend virtually, you must register in advance at www.proxydocs.com/INTT before 5:00 p.m. Eastern Time on June 16, 2026. Upon completing your registration, you will receive further instructions via email, including your unique link that will allow you to access the Annual Meeting. If you wish to attend virtually as guest, you may attend in listen-only mode by clicking on “I am a guest” after linking on the meeting site at www.proxydocs.com/INTT and entering the information requested.
Meeting Agenda and Voting Matters

Item	Proposal	Board of Directors Vote Recommendation	Page Reference (for more information)
1.	Election of the five director nominees named in this proxy statement	FOR each nominee	30
2.	Approval of Amendment No.1 to the InTest Corporation 2023 Stock Incentive Plan	FOR	30
3.	Ratification of the appointment of RSM US LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026	FOR	38
4.	Approval, on an advisory basis, of the compensation of our named executive officers	FOR	39

Nominees to Our Board of Directors (the “Board”)

Name	Age	Recent Professional Experience	Independent	Board Committees
Steven J. Abrams, Esq.	58	Partner and Global Co-Head of Life Sciences and Health Care, Hogan Lovells US LLP	✓	AC, CC, NCGC***
Jeffrey A. Beck**	63	Former CEO, Soft Robotics Inc.	✓	AC, CC***
Joseph W. Dews IV*	59	Managing Director, Craig-Hallum	✓	CC, NCGC
Karl E. Johnsen	57	CFO, Intelerad Medical Systems Inc.	✓	AC***†, NCGC†
Richard Rogoff	59	President and Chief Executive Officer of InTest	—	—

*	Chair of the Board	AC:	Audit Committee
**	Vice Chair of the Board	CC:	Compensation Committee
***	Committee Chair	NCGC:	Nominating and Corporate Governance Committee
†	Mr. Johnsen is not currently a director. If elected, the Board anticipates appointing him as Audit Committee Chair and as a member of the Nominating and Corporate Governance Committee.
InTest Corporation | 2026 Proxy Statement - 1

804 East Gate Drive, Suite 200
Mt. Laurel, New Jersey 08054

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS
To Be Held June 17, 2026
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON WEDNESDAY, JUNE 17, 2026: Copies of this Proxy Statement and our 2025 Annual Report to Stockholders are available at www.proxydocs.com/INTT.
This proxy statement and the enclosed proxy card are intended to be sent or given to stockholders of InTest on or about May 8, 2026, in connection with the solicitation of proxies on behalf of the Board for use at our Annual Meeting of Stockholders, to be held virtually via live webcast on Wednesday, June 17, 2026, at 11:00 a.m. Eastern Time.
2 – InTest Corporation | 2026 Proxy Statement

QUESTIONS AND ANSWERS ABOUT THE 2026 ANNUAL MEETING OF STOCKHOLDERS
The following questions and answers present important information pertaining to the meeting:
Q:    Why am I receiving these proxy materials?
A:    As a stockholder of InTest you have received these proxy materials in order to provide your vote on the matters being brought forward in our Annual Meeting. All proxy materials are being furnished to you in connection with the solicitation of proxies by our Board for the Annual Meeting to be held on Wednesday, June 17, 2026, at 11:00 a.m., Eastern Time, and at any adjournment or postponement thereof.
We made our proxy materials available to stockholders via the internet or in printed form if requested on or about April 28, 2026. Our proxy materials include the Notice of Internet Availability of Proxy Materials (the “Notice of Internet Availability”), the Notice of the Annual Meeting, this proxy statement and the Annual Report. If you requested and received paper copies of the proxy materials by mail, our proxy materials also include the proxy card. These proxy materials, other than the proxy card, can be accessed at www.proxydocs.com/INTT.
The Securities and Exchange Commission’s (the “SEC”) e-proxy rules allow companies to post their proxy materials on the internet and provide only a Notice of Internet Availability to stockholders as an alternative to mailing full sets of proxy materials except upon request. We have elected to use this notice and access model. Unless you previously indicated your preference to receive paper copies of our proxy statement and Annual Report, you should have received a Notice of Internet Availability. The Notice of Internet Availability includes information on how to access our proxy materials on the internet, how to vote and how to request a paper or email copy of the proxy materials at no extra charge this year or on an ongoing basis.

Q:    Who can attend the Annual Meeting?
A:    All stockholders and guests are invited to attend the Annual Meeting.

Q:    How do I attend the Annual Meeting?
A:    We will be hosting the Annual Meeting only by means of a live webcast. We believe that hosting a virtual meeting will enable greater stockholder participation from any location. Because the meeting is being held virtually, there will not be a physical place for you to attend the Annual Meeting in person. In order to attend, please register in advance at www.proxydocs.com/INTT before 5:00 p.m. Eastern Time on June 16, 2026. Upon completing your registration, you will receive further instructions via email, including your unique link that will allow you to access the Annual Meeting.

Q:    What if I have trouble accessing the Annual Meeting?
A:    If you have registered for the Annual Meeting, you will receive a meeting access email on the day of the Annual Meeting. Information regarding technical support, including a technical support phone number will be provided in the meeting access email.

Q:    Who is entitled to vote at the Annual Meeting?
A:    Stockholders of record as of the close of business on April 20, 2026 may vote at the Annual Meeting.

Q:    How many shares can vote?
A:    There were 12,548,356 shares issued and outstanding as of the close of business on April 20, 2026. Each stockholder entitled to vote at the meeting may cast one vote for each share owned which has voting power upon the matter in question and for the election of each director nominee, without cumulative voting.

InTest Corporation | 2026 Proxy Statement - 3

Questions and Answers About the 2026 Annual Meeting of Stockholders (continued)
Q:    What may I vote on?
A:    You may vote on the following matters:
●    the election of the five directors who have been nominated to serve on our Board;
●    the approval of the Amendment No.1 to the InTest Corporation 2023 Stock Incentive Plan;
●    the ratification of the appointment of RSM US LLP as our independent registered public accounting firm for the year ending December 31, 2026;
●    the approval, on an advisory basis, of the compensation of our named executive officers; and
●    any other business that may properly come before the meeting.

Q:    Will any other business be presented for action by stockholders at the Annual Meeting?
A:    Management knows of no business that will be presented at the Annual Meeting other than that which is set forth in this proxy statement. If any other matter properly comes before the Annual Meeting, the persons named in the accompanying proxy card intend to vote the proxies (which confer discretionary authority to vote on such matters) in accordance with their best judgment.

Q:    How does the Board recommend that I vote on each of the proposals?
A:    The Board recommends a vote “FOR” each of the director nominees, “FOR” each of Proposals 2, 3 and 4.

Q:    How do I vote my shares?
A:    Stockholders of Record. If you are a stockholder of record, there are four ways to vote:
●    By internet at www.proxypush.com/INTT. We encourage you to vote this way.
●    By touch tone telephone: call toll-free at (866) 984-6760.
●    By completing and mailing your proxy card.
●    At the Annual Meeting: instructions on how to vote during the Annual Meeting webcast are posted at www.proxydocs.com/INTT. Votes submitted during the Annual Meeting must be received no later than the closing of the polls at the Annual Meeting.
Whether or not you plan to attend the Annual Meeting, we urge you to vote to ensure your vote is counted. You may still attend the Annual Meeting and vote your shares if you have already voted by proxy. Only the latest vote you submit will be counted. For instructions on how to change your vote, see the “What if I want to change my vote or revoke my proxy?” section below.
Beneficial Owners. If you hold your shares in “street name” as a beneficial owner of shares registered in the name of your broker, you must vote your shares in the manner prescribed by your broker. Your broker has enclosed or otherwise provided a voting instruction card for you to use in directing the broker how to vote your shares. Check the voting instruction card used by that organization to see if it offers internet or telephone voting. We encourage you to vote by internet or telephone if offered by your broker.
Instead of directing your broker how to vote your shares, you may elect to attend the Annual Meeting and vote your shares during the meeting if you obtain a legal proxy that gives you the right to vote the shares electronically via the internet at the Annual Meeting. Instructions on how to vote during the Annual Meeting webcast are posted at www.proxydocs.com/INTT. Votes submitted during the Annual Meeting must be received no later than the closing of the polls at the Annual Meeting.

4 – InTest Corporation | 2026 Proxy Statement

Questions and Answers About the 2026 Annual Meeting of Stockholders (continued)
Q:    What if I want to change my vote or revoke my proxy?
A:    If you are a stockholder of record, you may change your vote or revoke your proxy at any time before the meeting by
i.notifying our corporate Secretary, Duncan Gilmour, in writing at 804 East Gate Drive, Suite 200, Mt. Laurel, New Jersey 08054 that you revoke your proxy,
ii.voting during the meeting, or
iii.submitting a new proxy card.
We will count your vote in accordance with the last instructions we receive from you prior to the closing of the polls, whether your instructions are received by Internet, telephone, mail, or during the meeting. If you hold your shares through a broker, bank or other nominee and wish to change your vote, you must follow the procedures required by your nominee.

Q:    What is a quorum?
A:    The presence at the meeting (in person or by proxy) of the holders of a majority in voting power of the of the outstanding shares of stock entitled to vote at the meeting constitutes a quorum. Both abstentions and broker non-votes (described below) are counted as present for determining the presence of quorum.

Q:    How will directors be elected?
A:    A plurality of the votes cast at the meeting is required for the election of directors. This means that the director nominee with the most votes for a particular director seat is elected to that seat.

Q:    What vote is required to approve the Amendment No. 1 to the InTest Corporation 2023 Stock Incentive Plan (the “Amendment”)?
A:    To approve the Amendment, a majority in voting power of the shares of stock which are present in person or by proxy and entitled to vote on the proposal at the meeting must be voted in favor of the proposal.

Q:    How will the outcome of the proposal to ratify the appointment of our independent registered public accounting firm be determined?
A:    To ratify the appointment of the independent registered public accounting firm, a majority in voting power of the shares of stock which are present in person or by proxy and entitled to vote on the proposal at the meeting must be voted in favor of the proposal.

Q:    What vote is required to approve, on an advisory basis, the compensation of our named executive officers?
A:    To approve, on an advisory basis, the compensation of our named executive officers, a majority in voting power of the shares of stock which are present in person or by proxy and entitled to vote on the proposal at the meeting must be voted in favor of the proposal. The results of this stockholder vote are non-binding.

Q:    What is the effect if I fail to give voting instructions to my broker or other nominee?
A:    Your vote is important. If your shares are held by a broker or other nominee, you must provide your broker or nominee with instructions on how to vote your shares for the election of directors, the approval of the Amendment and the advisory vote on executive compensation in order for your shares to be counted for such votes. Under rules applicable to discretionary voting by brokers, brokers do not have the discretion to vote client shares on the election of directors, the approval of the Amendment and on the advisory vote on executive compensation, if the stockholder has not specifically instructed the broker how to vote. Consequently, brokers may vote only on the election of directors, the approval of the Amendment and the advisory vote on
InTest Corporation | 2026 Proxy Statement - 5

Questions and Answers About the 2026 Annual Meeting of Stockholders (continued)
executive compensation, as specifically instructed by their clients. If a stockholder fails to provide voting instructions to the broker on a matter that the broker does not have discretion to vote, this is referred to as a “broker non-vote.” Broker non-votes will have no effect on the outcome of the election of directors, the approval of the Amendment and the advisory vote on executive compensation.
Brokers and other nominee holders may use their discretion to vote only on the proposal to ratify the appointment of our independent registered public accounting firm if you do not provide instructions.

Q:    What is the effect if I withhold or abstain my vote?
A:    Withheld votes will have no effect on the outcome of the election of directors. An abstention will have the effect of a “no” vote with respect to the approval of the Amendment, the approval of the ratification of the appointment of our independent registered public accounting firm, and the advisory vote on executive compensation.

Q:    Do the directors and officers of InTest have an interest in the outcome of the matters to be voted on?
A:    Our officers will not receive any special benefit as a result of the outcome of the matters to be voted on. Further, our directors will not receive any special benefit as a result of the outcome of the matters to be voted on, except that if the Amendment to the InTest Corporation 2023 Stock Incentive Plan is approved, the restricted shares granted to each non-employee director on March 16, 2026, which are currently set to fully vest on the one-year anniversary of the grant date, will instead vest in four equal installments on the date of the Annual Meeting, June 30, 2026, September 30, 2026 and December 31, 2026.

Q:    How many shares do the directors and officers of InTest beneficially own, and how do they plan to vote their shares?
A:    Directors and executive officers, who, as of April 20, 2026, had beneficial ownership (or had the right to acquire beneficial ownership within sixty days following April 20, 2026) of approximately 5% of our outstanding common stock, are expected to vote, or direct the voting of their shares as follows:
●    in favor of the election of the five nominees for director set forth in this proxy statement
●    in favor of the approval of the Amendment
●    in favor of the ratification of the appointment of RSM US LLP as our independent registered public accounting firm for the year ending December 31, 2026; and
●    in favor of the advisory vote on the compensation of our named executive officers.
For additional information about the beneficial ownership of our directors and executive officers, please see SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT below.

Q:    Who will count the votes?
A:    Our transfer agent will count the votes cast by proxy or at the Annual Meeting. A representative from Harter Secrest & Emery LLP, our outside counsel, will serve as the Inspector of Election.

Q:    Can I ask a question during the Annual Meeting?
A:    If you are attending the Annual Meeting as a stockholder of record or registered beneficial owner, questions regarding the proposals can be submitted at www.proxydocs.com/INTT after logging in with your unique control number provided in connection with your pre-registration for the Annual Meeting. If you are a beneficial holder of InTest stock, you are required to have a “legal proxy” in order to ask questions at the meeting. Please see the question “How do I vote my shares?” above that provides the process for obtaining a “legal proxy” for the meeting.
6 – InTest Corporation | 2026 Proxy Statement

Questions and Answers About the 2026 Annual Meeting of Stockholders (continued)

Q:    Are there any expenses associated with collecting the stockholder votes?
A:    We will reimburse brokerage firms and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and other materials to our stockholders. We have engaged Mediant Communications, Inc. to assist in proxy solicitation and collection at a cost of $10,000 plus out-of-pocket expenses. Officers and other employees of InTest may solicit proxies but will receive no special compensation for doing so.

CORPORATE GOVERNANCE
Board Leadership and Committee Structure
InTest is committed to achieving excellence in our corporate governance practices. Our Board believes that its overriding responsibility is to offer guidance and the benefit of its collective experience to help our management understand the potential risks weighed against the potential opportunities it may confront.
Given the size of the Company, we have an active Board that is comprised of five directors of which four are independent. Each of our Audit, Compensation and Nominating and Corporate Governance Committees have only independent directors as members and chairs.
Key Composition Facts:
●    The average age of our director nominees is 59 years
●    Of the five director nominees, all five are under the age of 65
●    Director nominee experience includes legal, accounting, former CEO, former CFO and capital markets
●    The average tenure of the director nominees is six years
Key Governance Policy Facts:
●    The Board is not classified and each of our directors stand for re-election at each Annual Meeting
●    The Chair and CEO roles are separate and distinct
●    There is a minimum stock ownership requirements for our directors
Key Governance Characteristics:
●    Engaged Board participation and attendance record
●    No shareholder rights plan (poison pill) in place
●    One class of voting stock
●    No conflicts with other Board service commitments and no director serves on more than one other public company board
●    Regular executive sessions excluding management
As stated in the Company’s Corporate Governance Guidelines, which can be found on our website at https://ir.intest.com/corporate-governance, the Board believes that it is in the best interests of the Company for the Board to make a determination regarding whether or not to separate the roles of Chairperson of the Board and President and Chief Executive Officer based upon the circumstances. As of the date of this proxy statement, the offices of Chairperson and President and Chief Executive Officer are held by two separate individuals. Joseph W. Dews IV, an independent director, serves as the Chairperson of the Board, and Richard Rogoff serves as the President and Chief Executive Officer of the Company. The Board believes the separation of the roles is the most appropriate structure at this time, as it allows the Company’s Chairperson to lead the Board’s responsibilities for reviewing, approving and monitoring fundamental financial and business strategies, allowing the President and Chief Executive Officer to focus primarily on establishing and implementing the Company’s strategic plan and on day-to-day operations.
InTest Corporation | 2026 Proxy Statement - 7

Corporate Governance (continued)
The Board recognizes its responsibility to determine the appropriate level of risk when establishing the Company’s strategy. Fundamental to this process is also ensuring that management not only understands potential risks but is taking the steps needed to understand and manage these risks. To handle these processes, we have currently structured our Board to have three standing Committees: Audit, Compensation, and Nominating and Corporate Governance. Our Corporate Governance Guidelines which set forth our composition considerations, responsibilities and requirements as well as copies of the charters of each of the current committees are posted on our website at https://ir.intest.com/corporate-governance.
The Audit Committee is appointed by the Board to assist the Board in fulfilling its oversight responsibilities with respect to the Company’s financial management and controls. The Audit Committee’s primary oversight responsibilities relate to the integrity of our accounting and financial reporting processes, audits of our financial statements, and systems of internal control over financial reporting and accounting matters, and the independence, qualifications, retention, and performance of our independent registered public accounting firm. During 2025, the members of the Audit Committee were Gerald J. Maginnis (Chairperson), Steven J. Abrams and Jeffrey A. Beck. If elected at the annual meeting, Karl E. Johnsen will be appointed as a member and Chairperson of the Audit Committee. The Board has determined that each of Messrs. Maginnis, Johnsen and Beck meet the criteria of an “audit committee financial expert” as that term is defined in Item 401 of Regulation S-K. The Board has also determined that each of the members of the Audit Committee who served during 2025, along with Mr. Johnsen, is independent within the meaning of the NYSE American Rules. The Audit Committee held 14 meetings during 2025.
The Compensation Committee is appointed by the Board to review, evaluate, and approve the compensation and benefit programs of our executive officers, to administer our equity-based compensation plans, to review and recommend to the Board changes to our director compensation and to review the annual disclosures regarding the compensation of the Company’s executive officers to be included in InTest’s annual proxy statement and Annual Report on Form 10-K. During 2025, the members of the Compensation Committee were Jeffrey A. Beck (Chairperson), Steven J. Abrams and Gerald J. Maginnis. The Board has determined that each of the members of the Compensation Committee is independent within the meaning of the NYSE American Rules, including the stricter requirements of Section 803 of the NYSE American Company Guide, which are not applicable to smaller reporting companies, but which we have adopted as the standard of independence for this Committee. The Compensation Committee held three meetings during 2025.
The Nominating and Corporate Governance Committee is appointed by the Board to select the director nominees to be presented for election at future annual meetings of stockholders, to review and assess our corporate governance procedures and to oversee annual evaluations of the Board and director self-assessments. During 2025, the members of the Nominating and Corporate Governance Committee were Steven J. Abrams (Chairperson), Joseph W. Dews IV and Gerald J. Maginnis. If elected at the annual meeting, Karl E. Johnsen will be appointed as a member of the Nominating and Corporate Governance Committee. The Board has determined that each of the members of the Nominating and Corporate Governance Committee who served during 2025, along with Mr. Johnsen, is independent within the meaning of the NYSE American Rules. See “Nominating Procedures” for information regarding the process for identifying and evaluating nominees, procedures for stockholder nominations and director qualifications. The Nominating and Corporate Governance Committee held two meetings during 2025.
Director Independence
Our Board has determined that each of the current directors and director nominees meet the independence requirements of the listing rules of NYSE American LLC (the “NYSE American Rules”), with the exception of Mr. Rogoff, who also serves as our President and Chief Executive Officer. Additionally, the Board has determined that Mr. Grant was not an independent director during 2025 as he also served as our President and Chief Executive Officer. In making the foregoing determination, the Board did not identify any matters, transactions, relationships or arrangements that needed to be considered in determining independence of such persons.
Risk Oversight
Management is responsible for the day-to-day management of risks that we face, while the Board, as a whole and through its committees, has responsibility for the oversight of risk management. Management attends regular meetings of the Board and committees and discusses with the Board or appropriate committees the various risks confronting InTest, including the operational, legal, market and competitive risks that we face. In addition, the Audit Committee regularly considers financial risks and the steps management has taken to monitor and control such risks. The Compensation Committee provides oversight of risks related to our compensation policies and practices. The Nominating and Corporate Governance Committee oversees risks associated with our corporate governance practices and the independence of directors. The Audit Committee also assists the full Board in overseeing the Company’s risk management practices. During the past year, the Audit Committee reviewed presentations from management covering: talent retention, development and succession planning, cybersecurity, and a holistic review of the risk assessment program.
Members of management also comprise our Risk and Information Security (“IT”) Committee, which is chaired by our Corporate Vice President of IT and Cybersecurity and comprised of members of senior management including our Chief Executive Officer, Chief Financial Officer and our Corporate Vice President of Human Resources. This committee provides oversight of our risk management
8 – InTest Corporation | 2026 Proxy Statement

Corporate Governance (continued)
as it relates to cyber security. The IT Committee identifies our material cyber risks and reviews the strategies, processes and controls in place to facilitate the understanding, identification, prevention, measurement, reporting and mitigation of those risks. Mr. Maginnis attended quarterly meetings of the IT Committee as a board observer to facilitate the Board’s oversight of risk management.
During the year, the Company established the Operating Efficiency Committee, which was chaired by Nick Grant (our former Chief Executive Officer) and now Rich Rogoff (our current Chief Executive Officer) and includes our Division Presidents, Director of Operations for Electronic Test, Director of Operations for Process Technologies and Quality Manager for Environmental Technologies. This committee provides oversight of our operational efficiency initiatives throughout the business. Mr. Beck attended all of the meetings of the Operating Efficiency Committee as a board observer to facilitate the Board’s oversight of risk management. These meetings typically occur every six weeks.
Board Meetings
During the year ended December 31, 2025, the Board held a total of seven meetings. Each of our directors attended at least 80% of the aggregate number of meetings of the Board and meetings of any committee of which he was a member, which were held during the time in which he was a director or a committee member, as applicable.
All members of the Board are encouraged, but not required, to attend our annual meeting of stockholders, and may do so virtually, in person or by phone. All of our directors, except Steven J. Abrams and Jeffrey A. Beck, attended the 2025 Annual Meeting of Stockholders, which was held virtually on June 18, 2025.
Insider Trading Policy
The Company has adopted an insider trading policy, for all employees, designed to promote compliance with insider trading laws, rules and regulations, and any listing standards applicable to the Company. Insiders, who include our directors, executive officers, and certain employees whose duties involve access to material non-public information, may buy and sell the Company’s stock within an open “window period,” which begins after the first full trading day following the public release of earnings for the prior quarter and ends fourteen calendar days prior to the end of that fiscal quarter. Insiders are prohibited from purchasing or selling the Company’s stock if they are in possession of material non-public information, even if it is within the open window period. The Company reserves the right to impose an “event-specific blackout period” if it deems insiders to have “insider information,” regardless of if it is an open window period.
Prohibition of Employee, Officer and Director Hedging
The Board believes it is improper and inappropriate for any director, officer or other employee to engage in short-term or speculative transactions involving InTest’s securities. As such, InTest’s insider trading policy prohibits directors and employees, including executive officers, from engaging in any hedging or monetization transactions involving InTest’s securities, purchases on margin or pledging of securities, short sales and buying or selling put or call options. The insider trading policy also prohibits directors and executive officers from:
i.selling equity securities of the Company sooner than six months after last acquiring such equity securities or
ii.buying equity securities of the Company sooner than six months after last selling such equity securities.
Compensation Procedures
During 2025, the Compensation Committee was comprised, and presently is comprised, solely of independent directors. The Compensation Committee has the authority to delegate any or all of its powers and authority to one or more subcommittees, each subcommittee to consist of one or more members of the Compensation Committee. No such delegation of authority to a subcommittee has occurred. All decisions regarding the compensation of our executive officers are approved by the Compensation Committee.
As a general matter, changes to director compensation are periodically considered by the Compensation Committee and recommended to the Board for approval. Any change in the compensation of any director or any group of directors is approved by a majority of non-interested directors, and, if such recommendation applies to the compensation of all directors, by a majority of the independent directors in addition to a majority of the directors then in office.
In 2025, the Compensation Committee retained Radford, a unit of Aon plc, as its independent compensation consultant to advise it regarding current best practices for executive and director compensation arrangements and to review and make recommendations regarding the amount, type and structure of compensation to be paid to the Company’s executive officers and directors. At the direction of the Compensation Committee, Radford compares the levels of compensation of the executive officers and directors to market-based data available in the Radford Global Technology Survey for similarly sized companies.
InTest Corporation | 2026 Proxy Statement - 9

Corporate Governance
The Compensation Committee determined that Radford does not provide any material services to management or the Company, and that Radford does not have any business or personal relationship with any member of the Compensation Committee or management or otherwise have any conflict of interest in performing its services for the Compensation Committee.
Committee Compositions Following the Annual Meeting
Subject to and upon the election of each director nominee to the Board at the Annual Meeting, the Committee compositions following the Annual Meeting will be as follows:

Audit Committee Karl E. Johnsen (Chairperson) Steven J. Abrams, Esq. Jeffrey A. Beck	Compensation Committee Jeffrey A. Beck (Chairperson) Steven J. Abrams, Esq. Joseph W. Dews IV
Nominating and Corporate Governance Committee Steven J. Abrams, Esq. (Chairperson) Joseph W. Dews IV Karl E. Johnsen

Transactions with Related Persons
We have not entered into any transactions with a related person since the beginning of our most recently completed fiscal year on January 1, 2025, nor are we otherwise a participant in a current transaction, and no transaction is currently proposed, in which the amount of the transaction exceeds the lesser of $120,000 or 1% of the average of the Company’s total assets at year-end for the last two completed fiscal years and in which a related person had or will have a direct or indirect material interest. For purposes of this paragraph, a related person includes any executive officer, director or nominee for director, any greater than 5% beneficial owner of our common stock, and any immediate family or household member of any of the foregoing.
Stockholder Communications with the Board
Stockholders who wish to communicate directly with the Board, or with a particular director, may send a letter addressed to our Secretary at 804 East Gate Drive, Suite 200, Mt. Laurel, NJ 08054. The mailing envelope must contain a clear notation indicating that the enclosed letter is a “Stockholder Board Communication” or “Stockholder Director Communication.” All such letters must identify the author as a stockholder and clearly state whether the intended recipients are all members of the Board or just certain specified individual directors. The Secretary will make copies of all such letters and circulate them to the directors addressed. If a stockholder wishes the communication to be confidential, such stockholder must clearly indicate on the envelope that the communication is “confidential.” The Secretary will then forward such communication, unopened, to the directors, or director, specified on the envelope, or if none, to the Chairperson of the Board.
10 – InTest Corporation | 2026 Proxy Statement

DIRECTORS
Nominating Procedures
Our Nominating and Corporate Governance Committee (which is comprised solely of independent directors) is responsible for developing the general criteria, subject to approval of the Board, for use in identifying, evaluating and selecting qualified candidates for election, or re-election, to the Board. The Nominating and Corporate assesses the qualifications, expertise, performance and willingness to serve of each current director or candidate.
The Nominating Committee and the Board believe that considering diversity in terms of experience, skills, industry knowledge, subject matter familiarity as well as demographic background creates a Board that can best serve the needs of the Company and its stockholders and are important factors that are considered when identifying individuals for Board membership.
The Nominating Committee and the Board evaluate the number of members based on the current revenue, operating expenses and market capitalization of the business. Given the current scale of the Company, the Board has determined that expansion is not in the Company’s best interests. Nonetheless, if as a result of its annual assessment of the Board and its composition, or at any other time during the year, the Board determines a need to add a new director with specific qualifications or to fill a vacancy on the Board, a search will be initiated utilizing appropriate staff support, input from other directors, senior management, and outside contacts, consideration of nominees previously submitted by stockholders, and, if deemed necessary or appropriate, retention of a search firm. An initial slate of candidates satisfying the specific qualifications, if any, and otherwise qualifying for membership on the Board, will be identified and reviewed by the Nominating and Corporate Governance Committee and the Board. Candidates will be prioritized, and a determination made as to whether a member of the Nominating and Corporate Governance Committee, another director or member of senior management has a relationship with the preferred candidate and can initiate contacts. If not, contact may be initiated by the Company or the search firm. The Chairperson and one or more members of the Nominating and Corporate Governance Committee or the Board will interview any prospective candidates. Evaluations and recommendations of the interviewers will be shared with all members of the Nominating and Corporate Governance Committee for final evaluation. The Nominating and Corporate Governance Committee will then meet to determine which candidate (or candidates) to select. The Nominating and Corporate Governance Committee will evaluate all nominees for director, including nominees recommended by a stockholder, on the same basis.
Mr. Johnsen was introduced and recommended for consideration to the Nominating and Corporate Governance Committee by Mr. Dews. Each of the nominees for director included in this proxy statement were recommended by the Nominating and Corporate Governance Committee. The full Board, including the President and Chief Executive Officer, unanimously approved all of the nominees for election by the stockholders of the Company, as recommended by the Nominating and Corporate Governance Committee.
Stockholder recommendations with regard to director candidates may be submitted in writing to the Secretary of InTest for consideration by the Nominating and Corporate Governance Committee. Each such recommendation should include the following information:
i.the name, age, business address and, if known, residence address of each nominee;
ii.the principal occupation or employment of each such nominee;
iii.the number of shares of common stock of InTest which are beneficially owned by each such nominee;
iv.the qualifications of such nominee for service on the Board;
v.the name and residence address of the proposing stockholder(s);
vi.the number of shares of common stock owned by the proposing stockholder(s); and
vii.such other information as the stockholder making such recommendation believes would be relevant to the consideration of such candidate.
Director candidates must meet certain minimum qualifications, including being at least 21 years old and possessing:
●    the ability to read and understand corporate financial statements;
●    relevant business experience and professional skills;
●    high moral character and personal and professional integrity; and
●    the willingness to commit sufficient time to attend to his or her duties and responsibilities as a director of a public corporation.
In addition, the Nominating and Corporate Governance Committee may consider a variety of other qualities and skills, including:
InTest Corporation | 2026 Proxy Statement - 11

Directors
●    expertise in finance, economics, technology or markets related to the business in which InTest and its subsidiaries may engage;
●    the ability to exercise independent decision-making;
●    the absence of conflicts of interest;
●    diversity of experience; and
●    the ability to work effectively with other directors in collectively serving the long-term interests of all stockholders.
Nominees must also meet any applicable requirements of SEC regulations, state law, our Certificate of Incorporation and our Bylaws. When assessing a candidate, consideration will be given to the effect such candidate will have on the diversity of the Board. Diversity of the Board is evaluated by considering a broad range of attributes, such as background, both geographic and demographic, expertise and experience.
Stockholders who wish to make nominations to be considered at the 2026 Annual Meeting of Stockholders may do so by following the procedures set forth in our Bylaws. See “Information Regarding Deadlines and Procedures for Submission of Stockholder Proposals and Nominations of Directors” for additional information regarding the deadlines and notice procedures.
Nominees for Election
The names of the persons nominated for election are listed below, together with their ages and certain other information regarding the nominees.

Nominee	Age	Position
Steven J. Abrams, Esq.	58	Director
Jeffrey A. Beck	63	Director and Vice Chairperson
Joseph W. Dews IV	59	Director and Chairperson
Karl E. Johnsen	57	Director
Richard Rogoff	59	Director, President and Chief Executive Officer
Biographical and Other Information Regarding InTest’s Director Nominees
Biographical information regarding the business experience of each of our nominees and the primary aspects of each of our nominees’ experience, qualifications, attributes, or skills that led to the conclusion that each of our nominees should serve on our Board is set forth below.

Steven J. Abrams, Esq. was elected to serve as a director in January 2013. In April 2016, Mr. Abrams joined Hogan Lovells US LLP as a partner, where he currently serves as Global Co-Head of Life Sciences and Health Care. Prior to this, he was a partner at Pepper Hamilton LLP for over 20 years where he was co-chair of the Corporate Securities and Life Sciences practice groups and a member of the Executive Committee. Mr. Abrams counsels clients on governance, disclosure and transactional matters. Among other attributes, skills, experiences and qualifications, the Board believes that Mr. Abrams’ over 25 years of experience as a corporate and securities attorney providing counsel to companies regarding governance, disclosure and transactional matters allows him to make a valuable contribution as one of our directors.
Age: 58 Director since 2013
Jeffrey A. Beck was elected to serve as a director in June 2019 and became Vice Chairperson of the Board in April 2025. From February 2021 until January 2024, Mr. Beck served as Chief Executive Officer of Soft Robotics Incorporated, a venture capital-funded start-up robotics company engaged in the design of robotic automation technologies used in food processing and other production environments. From May 2018 until December 2021, he was an operating partner with Artemis Capital Partners, a lower middle market private equity firm specializing in industrial technology sectors. Since August 2020, Mr. Beck has served as executive chairman of Tekscan Corporation, a private equity-owned manufacturer of tactile force and pressure sensing instrumentation. From October 2015 to April 2018, he was President and Chief Executive Officer of Astrodyne TDI Corporation, a private equity-owned manufacturer of high-performance power supplies and systems utilized in semiconductor, aerospace, and medical markets. Throughout his career, Mr. Beck has also served in management positions at Presstek LLC, iRobot Corporation and AMETEK, Inc., Danaher Corporation, and Emerson Corporation. He previously served on the board of directors, including the audit committee and nominating and governance committee, of SunEdison Semiconductor Limited, a Nasdaq listed leading manufacturer of semiconductor wafers. Mr. Beck holds a Bachelor of Science in Mechanical Engineering from New Jersey Institute of Technology as well an MBA from Boston University. The Board believes that Mr. Beck’s extensive experience building and leading industrial technology and automation businesses allows him to make valuable contributions as one of our directors. Moreover, his prior public company board experience, which includes serving on the audit as well as nominating and governance committees, adds valuable perspective to critical board discussions, decisions, and governance topics.
Age: 63 Director since 2019 and Vice Chairperson of the Board since 2025
12 – InTest Corporation | 2026 Proxy Statement

Directors

Joseph W. Dews IV was elected to serve as a director in April 2014 and became Chairperson of the Board in June 2019. Mr. Dews has been a Managing Director at Craig-Hallum Capital Group, an investment bank, since May 2019. Prior to that, he was a Partner at AGC Partners, an investment bank, from July 2012 until May 2019. Mr. Dews has acted as a strategic and financial advisor to numerous public and private technology companies in the U.S. and internationally, including assessing corporate strategies and evaluating options for fund raising, share repurchases, and acquisitions of businesses. In addition to his experience as an investment banker, Mr. Dews has a technical background including a Bachelor of Science in Applied & Engineering Physics from Cornell University and approximately two years of experience in the semiconductor industry working as a Field Applications Engineer for Cirrus Logic KK. Among other attributes, skills, experiences and qualifications, the Board believes that Mr. Dews’ over 20 years of experience as an investment banker and his familiarity with semiconductor and industrial technology businesses uniquely positions him to contribute strategic insight, acquisition knowledge, and provide other valuable contributions as one of our directors and the Chairperson of the Board.
Age: 59 Director since 2014 and Chairperson of the Board since 2019
Karl E. Johnsen has over 32 years of financial leadership experience in public and private technology companies. Since 2024, Mr. Johnsen has served as the Chief Financial Officer of Intelerad Medical Systems, Inc., a software as a service for healthcare IT, where he leads a global team across finance, accounting, tax, treasury, legal, pricing, deal desk and regulatory functions, which included successfully positioned the company in a sale to GE Healthcare. From 2022 to 2024, Mr. Johnsen served in senior financial leadership roles, including as Chief Financial Officer of Rightworks, LLC, a technology company specializing in cloud hosting, cybersecurity, and managed IT services as well as the Chief Financial Officer of Trax Retail, Inc from 2021 to 2022, a global technology company that provides computer vision and AI-powered solutions. Earlier in his career, Mr. Johnsen served as Chief Financial Officer of Aspen Technology, a provider of software and services for the process industries, from 2013 to 2021, where he led global finance and operations activities and helped drive significant revenue growth, free cash flow expansion, margin improvement, capital markets activity, and acquisition execution. Mr. Johnsen holds a B.S. in Accountancy from Bentley College, an MBA from Babson College, and is a Certified Public Accountant. The Board believes that Mr. Johnsen’s broad public-company finance background, accounting expertise, and extensive experience in governance, capital allocation, regulatory matters, and strategic transactions make him well qualified to serve as a director and Chair of the Audit Committee.
Age: 57 Director Nominee
Richard Rogoff was appointed as President and Chief Executive Officer of the Company and appointed to serve as a director effective March 31, 2026. He previously served as President of the Environmental Technologies Division of InTest Corporation since June 11, 2025. He joined InTest in October 2021 as Vice President, Corporate Development, where he led the Company’s mergers and acquisitions strategy and sustainability initiatives. Prior to joining InTest, Mr. Rogoff was Founder and Principal of Rogoff Consulting from 2019 to 2021, advising high-technology clients on M&A, integration, and strategic growth. From 2019 to 2020, he served as Vice President, Strategic Initiatives and Integration Management Office at Onto Innovation Inc., where he oversaw post-merger integration efforts. From 2013 to 2019 Mr. Rogoff served as Vice President and Business Unit Manager of Onto Innovation Inc. Lithography Systems Group. Earlier in his career, Mr. Rogoff spent over two decades at ASML Inc. in senior positions, including Vice President, Business Development & Business Unit Manager, Optics, Vice President, European Sales & Worldwide Account Support, and Vice President North American Regional Sales. Mr. Rogoff holds an MBA for Executives from INSEAD, Paris, France, and a B.S. in Microelectronic Engineering from Rochester Institute of Technology. The Board believes that Mr. Rogoff’s leadership experience, together with his industry knowledge and experience, enable him to help drive corporate strategies and make valuable contributions as one of our directors.
Age: 59 Director, President, Chief Executive Officer of the Company since 2026
Director Stock Ownership Guidelines
On January 14, 2019, the Board approved stock ownership guidelines for non-employee directors (the “Director Ownership Guidelines”). The ownership target under the Director Ownership Guidelines for each non-employee director is five times the annual cash retainer for non-employee directors. Non-employee directors have five years to achieve the ownership target from the later of the date on which the Director Ownership Guidelines were approved or the date a director joined the Board. Sales of the Company’s stock by non-employee directors are allowed only after each director reaches his ownership target. Such sales of the Company’s stock are allowed, however, prior to the achievement of the ownership target for the purpose of covering taxes due on vesting restricted stock awards and pursuant to any existing trading plans. Each of our non-employee directors as of April 1, 2026 were in compliance with the Director Ownership Guidelines.
Director Compensation
In 2025, non-employee directors received an annual retainer of $25,000, the Chairperson of the Board received an additional annual retainer of $40,000 and the Vice Chairperson of the Board received an annual retainer of $10,000. The Chairperson of each of the Committees of the Board were paid an additional annual fee as follows: the Chairperson of the Audit Committee received an additional annual fee of $20,000, the Chairperson of the Compensation Committee received an additional annual fee of $15,000 and the Chairperson of the Nominating and Corporate Governance Committee received an additional annual fee of $10,000. The members of the Committees, other than the Chairpersons, receive additional annual fees of: $10,000 for members of the Audit Committee, $5,000 for members of Nominating and Corporate Governance Committee and $5,000 for members of the Compensation Committee. In addition, Gerald Maginnis received an additional fee of $5,000 for serving as the Board’s designated observer to the Company’s IT Committee, and Jeffery Beck received an additional fee of $10,000 for serving as the Board’s designated observer to the Company’s
InTest Corporation | 2026 Proxy Statement - 13

Directors
Operating Efficiency Committee. Also, in March 2025, based upon the evaluation and recommendation of Radford, the Compensation Committee recommended, and the Board approved, the award of 9,000 shares of restricted stock to each of the non-employee directors to further align their interests with those of our stockholders. Such shares vested on March 17, 2026, as a result of the non-employee director’s continued service to InTest through such vesting date.
In addition to the foregoing fees, the Company reimburses non-employee directors’ travel expenses and other costs associated with attending Board or committee meetings. The Company does not pay additional compensation to any executive officer for service as a director.
The following table sets forth the compensation earned by, or paid to, the members of our Board, who are not executive officers, for the year ended December 31, 2025:

Name	Fees Earned or Paid in Cash ($)		Stock Awards ($)(A)	All Other Compensation ($)	Total ($)
Steven J. Abrams, Esq.	50,000	(1)	69,660	—	119,660
Jeffrey A. Beck	70,000	(2)	69,660	—	139,660
Joseph W. Dews IV	72,500	(3)	69,660	—	142,160
Gerald J. Maginnis	58,750	(4)	69,660	—	128,410
(A)    These amounts represent the fair market value of the award of restricted stock based on the closing price of our common stock on the date of grant of $7.74 as computed in accordance with ASC Topic 718
(1)    Consists of $25,000 annual retainer, $10,000 for service as Chairperson of the Nominating and Corporate Governance Committee, $10,000 for service as a member of the Audit Committee, and $5,000 for service as a member of the Compensation Committee.
(2)    Consists of $25,000 annual retainer, $15,000 for services as Chairperson of the Compensation Committee, $10,000 for service as Vice Chairperson of the Board, $10,000 for service as a member of the Audit Committee and $10,000 for service as the Board’s designated observer to the Company’s Operating Efficiency Committee.
(3)    Consists of $25,000 annual retainer, $40,000 for service as Chairperson of the Board, $5,000 for service as a member of the Nominating and Corporate Governance Committee and $2,500 for service as a member of the Compensation Committee (prorated through April 1, 2025 for the period during 2025 for which Mr. Dews served on the Compensation Committee).
(4)    Consists of $25,000 annual retainer, $20,000 for service as Chairperson of the Audit Committee, $5,000 for service as a member of the Nominating and Corporate Governance Committee, $3,750 for service as a member of the Compensation Committee (prorated effective April 1, 2025 for the period during 2025 for which Mr. Maginnis served on the Compensation Committee) and $5,000 for service as the Board’s designated observer to the Company’s IT Committee.
14 – InTest Corporation | 2026 Proxy Statement

EXECUTIVE OFFICERS
Our executive officers and their ages and positions as of April 20, 2026 are as follows:

Name	Age	Position
Richard Rogoff	59	President, Chief Executive Officer and Director
Duncan Gilmour	53	Chief Financial Officer, Treasurer and Secretary
Joseph McManus	52	Division President, Electronic Test
Michael Goodrich	56	Division President, Process Technologies
Biographical and Other Information Regarding InTest’s Executive Officers
Executive officers are appointed by the Board. Each executive officer is appointed to serve at the will of the Board.
Richard Rogoff - See “Biographical and Other Information Regarding InTest’s Director Nominees” above.
Duncan Gilmour was appointed as Chief Financial Officer, Treasurer and Secretary effective June 2021. Prior to joining InTest, Mr. Gilmour served as Americas Region Controller of the Process Automation Measurement and Analytics Division of ABB, Inc. from June 2017 to June 2021. Prior to his time at ABB, Inc. Mr. Gilmour served as Finance Director of Enterprise Support for Tyco International, Corporate from December 2014 to May 2017. Mr. Gilmour previously served as Finance Director of Special Hazards for Tyco International, Fire Protection Products from June 2013 to December 2014, as Americas Finance director from July 2011 to June 2013, as Global FP&A Director from September 2010 to July 2011, as Global Controller from September 2007 to September 2010, as Director of Compliance from January 2006 to September 2007, and as Director of Corporate Compliance at Tyco EarthTech from 2004 to 2006. Prior to his time at Tyco, Mr. Gilmour worked at Coopers & Lybrand (now PricewaterhouseCoopers LLP), serving as Audit Manager from 2000 to 2004, as Senior Associate from 1997 to 2000 and as Supervisor and Audit Associate from 1993 to 1997. Mr. Gilmour holds a BAcc Jt. Honours degree in Economics and Accounting from the University of Glasgow and earned a certification as a chartered accountant from The Institute of Chartered Accountants of Scotland.
Joseph McManus joined InTest in February 2021 as Vice President and General Manager of EMS. In January 2022, he was promoted to Division President, Electronic Test. Prior to joining InTest, Mr. McManus served as Vice President of Sales for CECO Environmental in the Fluid Handling division from November 2016 to September 2020. Prior to his time at CECO, Mr. McManus had a 20-year career with Akrion, a semiconductor capital equipment supplier from February 1996 to November 2016 where his most recent roles included Vice President-Sales and Marketing and Global Product Manager. Mr. McManus holds a Bachelor of Science in Mechanical Engineering and an MBA from Villanova University.
Michael Goodrich joined InTest in January 2024 as President, Process Technologies Division. Prior to joining InTest, Mr. Goodrich was Vice President of Operations with Vixar Inc, a subsidiary of ams OSRAM. Previous to that he was President of GBS, LLC providing strategic and process improvement advisory services to technology and manufacturing business. Mr. Goodrich spent over 20 years of his career at Rudolph Technologies where he progressively advanced to roles of greater responsibility. He began his career with August Technology which was later acquired by Rudolph where he was tasked with creating the customer support department. He ultimately rose to Vice President and General Manager and managed several cross functional strategic relationships while overseeing several major product launches and revenue growth of over 60%. He began his career as a technical support engineer at several technology companies. A graduate of DeVry Institute of Technology where Mr. Goodrich earned a B.S. in Electronics Engineering Technology, he also earned his M.B.A. at the University of St. Thomas.
Our named executive officers (“NEOs”) for 2025 are Richard N. Grant, our former President and Chief Executive Officer, and Messrs. Gilmour and McManus.
InTest Corporation | 2026 Proxy Statement - 15

EXECUTIVE COMPENSATION
Executive Summary
In 2025, the Compensation Committee retained Radford, an independent compensation consultant, to review our executive compensation structure and recommend changes to the structure and manner of compensating our executive officers. In March 2025, as a result of the Compensation Committee’s analysis of information provided by and recommendations from Radford, the Compensation Committee adopted a compensation program for 2025 for our executive officers that aligned executive officer compensation with competitive market practices and specific objectives of the Company in addition to aligning our executive officers’ long-term interests with those of our stockholders by targeting pay for performance. In March 2025, based on the recommendations of Radford and discussions with management, the Compensation Committee approved an executive compensation program based on the following for 2025:
●    Market survey data in the industries in which the Company operates was reviewed;
●    Prior year’s annual performance was reviewed;
●    All elements of compensation—salary, bonus, total cash, long-term incentives and total direct compensation—were compared to the market survey data;
●    An annual incentive plan was adopted with competitive targets; and
●    Long-term incentive guidelines were adopted for the executive officers.
Overview of the Executive Compensation Program
The executive compensation program is designed to reflect the performance of the Company and align the executive officers’ interests with those of our stockholders. To achieve these ends, the executive compensation program consists of three components: base salary, performance-based short-term incentives, and long-term incentives, as more fully described below. While there is no fixed formula, the Compensation Committee seeks an appropriate balance between cash and non-cash compensation, short- and long-term incentives, at-risk compensation and a mix of various forms of equity compensation. In addition, consistent with market practices, the Compensation Committee believes that executive officers who have greater and more direct impact and ability to influence the Company’s overall performance should receive a significant proportion of equity-based compensation relative to their total compensation, thus seeking to align the executive officers’ incentives and impact with the value they bring to Company-wide performance.
The executive compensation program for 2025 directly addressed the executive compensation of our then Chief Executive Officer, Richard N. Grant, Jr. and our Chief Financial Officer, Duncan Gilmour. In addition, Mr. McManus’s executive compensation program for 2025 was materially consistent in design and structure to the program established by the Compensation Committee for our other NEOs and, for example, included base salary, performance-based short-term incentives, and long-term incentives.
The elements of our executive compensation program are periodically reviewed and analyzed using current publicly available market data, contemporary market trends in the industries in which the Company operates and periodic reviews of compensation and benefit surveys. Although we perform periodic reviews of salary surveys and use compensation consultants to analyze elements of our compensation program, we do not believe that it is appropriate to establish compensation levels based solely on the use of such surveys or analysis or to specifically target any particular market compensation level. This information is used as a market check and as one data point in reviewing our executive compensation program.
16 – InTest Corporation | 2026 Proxy Statement

Executive Compensation
The components of our 2025 Executive Compensation Plan were as follows:

Base Salary	Base salaries, which are established at hire, are reviewed and adjusted periodically by the Compensation Committee based on a variety of factors, which may include competitiveness, individual performance, tenure, overall Company performance, internal positioning, and other factors.
Short-Term Incentives
Annual incentive percentages of base salary, Company and business unit performance targets, and strategic performance criteria are established for short-term incentive compensation. Cash incentives are intended to reward the achievement of annual Company financial goals as well as individual accomplishments and contributions. For 2025, Company goals were based on Revenue and Adjusted EBITDA targets and attainment of certain strategic objectives of the Company.

Long-Term Incentives
Equity-based compensation serves to link the interests of the executives and our stockholders and focuses the executives on the long-term appreciation of the Company’s stock. For 2025, equity-based compensation was awarded in the form of time-vested restricted stock, performance-vested restricted stock and stock options.

Philosophy
The Compensation Committee is committed to the general principle that executive compensation should be commensurate with the Company’s performance and the performance of the individual executive officer. The primary objectives of our executive compensation program are to:
●    attract and retain executive officers who demonstrate the leadership and management skills necessary to drive our long-term success;
●    reward the achievement of our business goals and individual contributions toward achievement of those goals; and
●    provide compensation opportunities linked to the Company’s performance and the interests of our stockholders.
Our pay philosophy is for the total compensation (base salary plus short-term incentive compensation and long-term equity-based compensation) of our NEOs to be guided by the market median for similarly situated companies.
Underlying our executive compensation program is the philosophy that the interests of our stockholders are best served by a program that includes a significant variable component based on our performance. As a result, our executives have a significant portion of their compensation “at risk,” either through the variability of the short-term incentive portion of the plan, or subject to the movement in the price of the Company’s stock or the Company’s performance through the long- term incentive portion of the plan. Amounts paid under the plan are further subject to repayment or “claw back” as needed to comply with all applicable laws and regulations.
Accordingly, and as more fully described below, the Compensation Committee approved the following compensation arrangements (“2025 Executive Compensation Plan”) for Messrs. Grant, Gilmour and McManus for 2025.
Chief Executive Officer Transition
As previously disclosed, effective March 31, 2026, Mr. Grant stepped down as our President and Chief Executive Officer, at which time Mr. Rogoff was appointed as our President and Chief Executive Officer.
In connection with Mr. Rogoff’s appointment, we have entered into a letter agreement with Mr. Rogoff, dated March 26, 2026, which provides that Mr. Rogoff’s employment will be on an at-will basis and that he will be entitled to an annual base salary of $375,000 per year, subject to annual review by the Compensation Committee. During Mr. Rogoff’s employment, he is eligible to participate in the Company’s annual bonus award plan. For 2026, Mr. Rogoff’s target bonus opportunity will be 65% of his annual base salary and in lieu of prorating his existing bonus, he will be eligible to earn the full annual bonus for fiscal year 2026 based on his annual base salary upon the satisfaction of the applicable performance goals set forth in the Company’s executive officer compensation plan for 2026 for the CEO position (the “2026 Bonus”), as previously disclosed in the Company Current Report on Form 8-K, filed on March 6, 2026. For fiscal years 2027 and thereafter, Mr. Rogoff’s goals for his annual bonus award will be set forth in the Company’s executive officer compensation plan for such fiscal year and his award thereunder.
Mr. Rogoff also received an initial award of performance-vesting stock options on March 31, 2026 (the “Grant Date”) to acquire up to 300,000 shares of the Company’s common stock, with an exercise price per share of $13.65, equal to the closing price of a share of common stock on the Grant Date, and a term of 10 years from the Grant Date (the “Performance Options”). The Performance Options were granted pursuant to the InTest Corporation 2023 Stock Incentive Plan, as amended from time to time and will vest subject to Mr. Rogoff’s continued employment with the Company and based on the achievement of a performance goal relating to the common stock during a three-year performance period that begins on the Grant Date and ends on the third anniversary of the Grant Date (the
InTest Corporation | 2026 Proxy Statement - 17

Executive Compensation
“Performance Period”). The performance goal will provide for vesting based on the volume weighted average price (“VWAP”) of the Company’s common stock over the final 20 consecutive trading days of the Performance Period (“20-Day VWAP”), with an aggregate of:
(a)50,000 of the Performance Options eligible to vest if the 20-Day VWAP equals or exceeds $20.00 per share;
(b)100,000 of the Performance Options eligible to vest if the 20-Day VWAP equals or exceeds $25.00 per share;
(c)200,000 of the Performance Options eligible to vest if the 20-Day VWAP equals or exceeds $30.00 per share;
(d)250,000 of the Performance Options eligible to vest if the 20-Day VWAP equals or exceeds $35.00 per share; or
(e)300,000 of the Performance Options eligible to vest if the 20-Day VWAP equals or exceeds $40.00 per share.
Under the terms of the letter agreement, Mr. Rogoff is eligible to participate in the employee benefit plans and programs (excluding severance) generally available to the Company’s senior executives and consistent with such plans and programs of the Company, including but not limited to medical, life and disability insurance, retirement, vacation/paid time off, fringe benefit, perquisite, business expense reimbursement and travel plans or programs, in accordance with and subject to eligibility and other terms and conditions of such plans and programs, as in effect from time to time.
2025 Base Salary and Long-Term Incentive Compensation

Name and Title	Annual Base Salary	Time Vested Restricted Stock (RSAs) Awarded(1)	Performance Vested Restricted Stock (PSAs) Awarded(2)	Stock Options Awarded(3)(4)
Richard N. Grant, Jr., Former President and Chief Executive Officer	$428,915	25,840	25,840	45,711
Duncan Gilmour, Chief Financial Officer, Treasurer and Secretary	$282,500	10,767	10,767	20,069
Joseph McManus, Division President, Electronic Test	$284,500	4,738	4,738	9,960
(1)    The time-vested restricted stock awards vest 25% annually which commenced on March 17, 2026.
(2)    The performance metric used for the shares of performance-vested restricted stock is percentage of Revenue generated by Service, Aftermarket and Software of the Company for the year ended December 31, 2027.
(3)    The stock options vest 25% annually which commenced on March 17, 2026 and will have an exercise price of $7.74 per share, which was the closing price of the Company’s common stock as listed on the NYSE American on March 17, 2025.
(4)    In lieu of a base salary merit increase for 2025, the Compensation Committee decided to compensate Messrs. Grant, Gilmour and McManus through the grant of a one-time stock option award. As such, on March 17, 2025, Messrs. Grant, Gilmour and McManus were granted 2,327,1,992, and 2,006 stock options, respectively. These stock options also vest 25% annually which commenced on March 17, 2026 and have an exercise price of $7.74 per share, which was the closing price of the Company’s common stock as listed on the NYSE American on March 17, 2025.
Description of the Base Salary Portion of the 2025 Executive Compensation Plan
During 2025, there were no changes to the base salary portion of the 2025 Executive Compensation Plan. As such, Mr. Grant’s base salary was $428,915; Mr. Gilmour’s base salary was $282,500; and Mr. McManus’s base salary was $284,500.
In lieu of a base salary merit increase for 2025, the Compensation Committee decided to compensate Messrs. Grant, Gilmour and McManus through the grant of a one-time stock option award. As such, on March 17, 2025, Messrs. Grant, Gilmour and McManus were granted 2,327,1,992, and 2,006 stock options, respectively. The stock options vest in four equal annual installments over a four-year period. For a discussion of assumptions made in the foregoing valuations, see “Note (14) Stock-Based Compensation” to the consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC on March 12, 2026.
18 – InTest Corporation | 2026 Proxy Statement

Executive Compensation
Description of the Short-Term Incentive Portion of the 2025 Executive Compensation Plan
The following is a summary of the short-term incentive portion of our 2025 Executive Compensation Plan that the Compensation Committee adopted for Mr. Grant.
●    Target incentive opportunity of 85% of base salary.
●    Performance bonus payment was based upon satisfaction of the following weighted performance metrics: 60% based on the achievement of Revenue and Adjusted EBITDA as a percentage of Revenue targets in a performance matrix (financial performance), 20% based on actual results of final average Net Working Capital (“NWC”) relative to final budgeted average NWC (asset performance), 10% based on the achievement of budgeted Revenue targets for Alfamation (strategic performance) and 10% based on the achievement of budgeted Adjusted EBITDA targets for Alfamation (strategic performance).
●    Minimum financial performance thresholds beginning at 80% and 86% for the Revenue and Adjusted EBITDA as a percentage of Revenue targets, respectively; 120% for NWC; and 110% for Alfamation budgeted Revenue target; and 110% for Alfamation budgeted Adjusted EBITDA target.
●    Below minimum financial performance, Mr. Grant would earn 0% of his target incentive opportunity for financial performance if none of the performance metrics are satisfied.
●    Maximum financial performance limits at 120% of target for the Revenue component and 114% for the Adjusted EBITDA as a percentage of Revenue component; 80% of target for NWC; and 120% of target for Alfamation budgeted Revenue target; and 120% of target for Alfamation budgeted Adjusted EBITDA target.
●    At maximum financial performance, Mr. Grant could earn 175% of his target incentive opportunity for the financial performance component; 150% of his target incentive opportunity for NWC; 110% of his target incentive opportunity for Alfamation budgeted Revenue target; and 110% of his target incentive opportunity for Alfamation budgeted Adjusted EBITDA target.
The following is a summary of the short-term incentive portion of our 2025 Executive Compensation Plan established for Mr. Gilmour.
●    Target incentive opportunity of 65% of base salary.
●    Performance bonus payment for Mr. Gilmour was based upon satisfaction of the following weighted performance metrics: 60% based on the achievement of Revenue and Adjusted EBITDA as a percentage of Revenue targets in a performance matrix (financial performance), 20% based on actual results of final average NWC relative to final budgeted average NWC (asset performance), 20% based upon achieving the financial reporting goals (strategic performance).
●    Minimum financial performance thresholds beginning at 80% and 86% for the Revenue and Adjusted EBITDA as a percentage of Revenue targets, respectively; 120% for NWC; and 100% upon attainment of the financial reporting goals requiring (i) no material weakness in internal control over financial reporting for the year ended December 31, 2025 or for any interim period for the year ended December 31, 2025, and (ii) no out of period adjustments or restatements for any periods related to the 2025 financial statements, including any interim period.
●    Below minimum financial performance, Mr. Gilmour would earn 0% of his target incentive opportunity for financial performance if none of the performance metrics are satisfied.
●    Maximum financial performance limits at 120% of target for the Revenue component and 114% for the Adjusted EBITDA as a percentage of Revenue component; 80% of target for NWC; and 100% for achievement of the financial reporting goals.
●    At maximum financial performance, Mr. Gilmour could earn 175% of his target incentive opportunity for the financial performance component; 150% of his target incentive opportunity for NWC; and 100% of his target incentive opportunity for achievement of the financial reporting goals.
The following is a summary of the short-term incentive portion of our 2025 Division Presidents Compensation Plan established for Mr. McManus.
●    Target incentive opportunity of 50% of base salary.
●    Performance bonus payment for Mr. McManus was based upon satisfaction of the following weighted performance metrics: 60% based on the achievement of division Revenue and division Operating Income as a percentage division Revenue targets in a performance matrix (financial performance), 20% on average divisional NWC (asset performance), 10% based on the
InTest Corporation | 2026 Proxy Statement - 19

Executive Compensation
achievement of budgeted Revenue targets for Alfamation (strategic performance), and 10% based on the achievement of budgeted Adjusted EBITDA targets for Alfamation (strategic performance).
●    Minimum financial performance thresholds beginning at 80% and 86% for the division Revenue and division Operating Income as percentage of division Revenue targets, respectively; 120% for NWC; 110% for Alfamation budgeted Revenue target; and 110% for Alfamation budgeted Adjusted EBITDA target.
●    Below minimum financial performance, Mr. McManus would earn 0% of his target incentive opportunity for financial performance if none of the performance metrics are satisfied.
●    Maximum financial performance limits at 120% of target for the division Revenue component and 114% for the division Operating Income as a percentage of division Revenue component; 80% of target for NWC; 120% of target for Alfamation budgeted Revenue target; and 120% of target for Alfamation budgeted Adjusted EBITDA target.
●    At maximum financial performance, Mr. McManus could earn 175% of his target incentive opportunity for financial performance; 150% of target for NWC; 110% of target for Alfamation budgeted Revenue target; and 110% of target for Alfamation budgeted Adjusted EBITDA target.
The Committee and Mr. Grant (our CEO in 2025) believed that the goals for Company-wide and division performance along with the personal goals established under the 2025 Executive Compensation Plan were sufficiently difficult to achieve in order to provide a significant incentive for the participants to improve the Company’s and individual division performance during that year. The Committee and Mr. Grant (our CEO in 2025) also believed that such goals did not encourage any of the participants to cause the Company to take excessive risks in connection with achieving the goals and that, by including targets for strategic performance such as those related to development and implementation of a talent development program, the goals were consistent with reducing the Company’s overall risks.
The following matrix shows the payout opportunity for the financial performance portion of the short-term incentive program as a function of target Revenue and the targeted financial measures applicable to each NEO.

		Revenue vs. Target
		<80%	80%	90%	100%	110%	120%
Financial Performance Measure vs. Target	<86%	0%	0%	0%	0%	0%	0%
	86%	0%	50%	50%	50%	63%	75%
	93%	0%	63%	75%	75%	88%	100%
	100%	0%	75%	88%	100%	113%	125%
	107%	0%	88%	100%	125%	138%	163%
	114%	0%	100%	125%	150%	163%	175%
For the short-term incentive program Mr. Grant did not achieve the financial performance goals described above, which were weighted as 60%. Mr. Grant also did not achieve the two Alfamation targets, weighted at 10% each. Average net working capital goals, weighted at 20%, were paid out at 75% of target.
As a result, the short-term incentive compensation payout to Mr. Grant for 2025 was as follows:

Target Bonus	Actual Payment	Actual as a % of Target
$364,578	$54,687	15%
For the short-term incentive program Mr. Gilmour did not achieve the financial performance goals described above, which were weighted as 60%. Average net working capital goals, also weighted at 20%, were paid out at 75% of target. Mr. Gilmour met the Financial Reporting goals, weighted at 20%, were paid out at 100%.
As a result, the short-term incentive compensation payout to Mr. Gilmour for 2025 was as follows:

Target Bonus	Actual Payment	Actual as a % of Target
$183,625	$64,269	35%
20 – InTest Corporation | 2026 Proxy Statement

Executive Compensation
For the short-term incentive program Mr. McManus did not achieve the financial performance goals described above, which were weighted as 60%. Mr. McManus also did not achieve the two Alfamation targets, weighted at 10% each. Average net working capital goals, weighted at 20%, were exceeded, which was paid out at 125% of target.
As a result, the short-term incentive compensation payout to Mr. McManus for 2025 was as follows:

Target Bonus	Actual Payment	Actual as a % of Target
$142,250	$35,563	25%

Description of Long-Term Incentive Portion of the 2025 Executive Compensation Plan
As part of Radford’s scope of work, the Compensation Committee sought the consultant’s advice and recommendations on the use of equity-based compensation for the executive officers. With such input from Radford, with respect to Messrs. Grant, Gilmour and McManus the Compensation Committee determined that:
●    A regular program of long-term incentive awards would increase the linkage between the pay of the executive officers and the performance delivered to our stockholders;
●    Stock options would be effective as a tool to reward the executive officers for focusing on growing the value of the Company over the long term;
●    Shares of time-vested restricted stock (“RSAs”) would be effective as a tool to provide both retention and increase the immediate connection between the executives and the stockholders; and
●    Shares of performance-vested restricted stock (“PSAs”) would be effective as a tool to align pay with company performance.
Accordingly, the Compensation Committee decided to compensate Messrs. Grant, Gilmour and McManus through the grant of a combination of stock options, RSAs and PSAs as set forth above in the 2025 Base Salary and Long-Term Incentive Compensation table.
The stock options and RSAs vest ratably over four years and the PSAs vest on the third anniversary of the date of grant subject to a performance metric measured by Revenue generated by Services, Aftermarket and Software sales for the year ended December 31, 2027, and have a vesting factor that ranges from 0% to 150%.
Management Stock Ownership Guidelines
On November 4, 2020, the Board approved stock ownership guidelines for executive officers and certain other members of the Company’s management team (the “Management Ownership Guidelines”). The ownership target under the Management Ownership Guidelines is 5x base salary for our CEO, 2x base salary for our CFO, and 0.5x base salary for our Vice Presidents and General Managers. On April 26, 2023, the Board approved an amendment to the Management Ownership Guidelines which added an ownership target of 1x base salary for Division Presidents. Covered persons have five years to achieve the ownership target from the later of the date on which the Management Ownership Guidelines were approved or the date when they were hired or promoted to their position. Our CEO, CFO, independent directors, Division Presidents, Vice Presidents and General Managers (collectively, the “Covered Executives”) must also remain at or above their target ownership level at the close of trading on April 1 of each year as long as they are employed by, or serve as a non-employee director of, the Company. Each Covered Executive must retain 50% of all net shares (post tax) that vest until the applicable ownership target is achieved. If the Covered Executive becomes subject to a higher ownership target, the new or higher target will apply 30 days after the change and 50% of net vested shares should be retained until the new applicable minimum ownership target is met.
For purposes of satisfying the ownership target, the following are included:
i.    Any shares of common stock of the Company held by the Covered Executive owned, either individually or jointly with such person’s spouse and/or children, including any vested shares of restricted stock;
ii.    Any shares of common stock of the Company held in trust for the economic benefit of the Covered Executive or their spouse or minor children; and
iii.    Any unvested RSAs.
Unvested PSAs, and unexercised stock options (whether vested or unvested) will not be included in the determination of ownership calculations for purposes of meeting the ownership target.
InTest Corporation | 2026 Proxy Statement - 21

Executive Compensation
As of April 1, 2026, Messrs. Gilmour and McManus have met their ownership target, while Messrs. Rogoff and Goodrich have not met their ownership target but are in their five-year period to achieve their ownership targets. Pursuant to the Management Ownership Guidelines, the Compensation Committee may take any action it deems advisable upon a Covered Executive’s failure to meet the ownership target, including but not limited to payment of future annual or long-term cash incentives in the form of shares of Company common stock or future equity compensation awards or preventing the Covered Executive from selling any shares of the Company’s stock until such individual’s stock ownership is back in compliance with the Management Ownership Guidelines.
Tables and Additional Narrative Discussion
The following tables and discussions set forth certain information with respect to the compensation we paid, or recognized as an expense in accordance with Accounting Standards Codification (“ASC”) Topic 718 (Compensation—Stock Compensation), to our NEOs.
Summary Compensation Table
For the Fiscal Year Ended December 31, 2025

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(A)	Stock Options ($)(B)	Non-Equity Incentive Plan Compensation ($)(C)	All Other Compensation ($)(D)	Total ($)
Richard N. Grant, Jr.	2025	428,915	—	400,003	210,655	54,687	4,750	1,099,010
President and Chief Executive Officer	2024	425,021	—	399,994	200,109	91,144	4,750	1,121,018
Duncan Gilmour	2025	282,500	—	166,673	92,486	64,269	4,750	610,678
Chief Financial Officer, Treasurer and Secretary	2024	280,509	—	166,676	83,383	45,906	4,750	581,224
Joseph McManus	2025	284,500	—	73,344	45,900	35,563	4,750	444,057
Division President, Electronic Test	2024	281,529	—	73,328	36,698	120,913	4,750	517,218
(A)    The amounts in this column for 2025 reflect the fair value of the RSAs and PSAs granted to our NEOs in 2025. The fair value of the RSAs and PSAs are based on the closing price of our stock on the date of grant and computed in accordance with ASC Topic 718. On March 17, 2025, Messrs. Grant, Gilmour and McManus were granted 25,840, 10,767 and 4,738 RSAs, respectively, which vest 25% annually. Further, on March 17, 2025, Messrs. Grant, Gilmour and McManus were granted 25,840, 10,767 and 4,738 PSAs, respectively. The closing price of our stock on March 17, 2025, was $7.74. For a discussion of assumptions made in the foregoing valuations, see “Note (14) Stock-Based Compensation” to the consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC on March 12, 2026.
(B)    The amounts in this column for 2025 reflect the fair value of the stock options granted our NEOs in 2025. On March 17, 2025, Messrs. Grant, Gilmour and McManus were granted 45,711, 20,069 and 9,960 options, respectively which vest 25% annually. The fair value for stock options granted during 2025 was estimated at the date of grant using the Black-Scholes option pricing model. The per share weighted average fair value of stock options issued on March 17, 2025, was approximately $4.61. For a discussion of assumptions made in the foregoing valuations, see “Note (14) Stock-Based Compensation” to the consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC on March 12, 2026.
(C)    The material terms of the non-equity incentive plan awards, including a general description of the formula and criteria that was applied in determining the amounts paid, are described above under the heading “Description of the Short-Term Incentive Portion of the 2025 Executive Compensation Plan”.
(D)    The amounts in this column for 2025 reflect the matching contributions made to the NEO’s 401(k) plan account.
22 – InTest Corporation | 2026 Proxy Statement

Executive Compensation
Outstanding Equity Awards at December 31, 2025

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(1)
Richard N. Grant, Jr.	112,000	—	10.62	3/9/31	3,416	(2)	25,518
	19,269	6,423	9.76	3/8/32	14,789	(3)	110,474
	8,494	8,494	16.06	3/7/33	30,891	(4)	230,756
	7,634	22,902	11.33	3/5/34	51,680	(5)	386,050
	—	43,384	7.74	3/17/35
	—	2,327	7.74	3/17/35
Duncan Gilmour	8,104	—	16.80	6/13/31	1,708	(6)	12,759
	9,636	3,212	9.76	3/8/32	7,006	(7)	52,335
	4,022	4,022	16.06	3/7/33	12,872	(8)	96,154
	3,181	9,543	11.33	3/5/34	21,534	(9)	160,859
	—	18,077	7.74	3/17/35
	—	1,992	7.74	3/17/35
Joseph McManus	10,000	—	13.13	4/27/31	932	(10)	6,962
	10,410	3,470	8.14	4/27/32	3,114	(11)	23,262
	1,788	1,788	16.06	3/07/33	5,663	(12)	42,303
	1,400	4,200	11.33	3/05/34	9,476	(13)	70,786
	—	7,954	7.74	3/17/35
	—	2,006	7.74	3/17/35
(1)    Based on the closing share price on December 31, 2025 of $7.47.
(2)    Represents the unvested portion of the 13,664 RSAs that were granted on March 9, 2022 under the 2014 Stock Plan. These remaining shares are scheduled to vest March 9, 2026.
(3)    Represents the unvested portion of the 9,860 RSAs and 9,859 PSAs that were granted on March 8, 2023 under the 2014 Stock Plan. The RSAs vest in equal portions on March 8, 2024, 2025, 2026 and 2027. The PSAs were issued at target performance and are scheduled to vest on March 8, 2026, based on the achievement of performance criteria. The maximum number of PSA shares that may vest pursuant to the performance criteria is 14,789. The unvested 2,465 RSAs were forfeited upon Mr. Grant’s termination on March 31, 2026.
(4)    Represents the unvested portion of the 17,652 RSAs and 17,652 PSAs that were granted on March 6, 2024 under the 2023 Stock Plan. The RSAs vest in equal portions on March 6, 2025, 2026, 2027 and 2028. The PSAs were issued at target performance and are scheduled to vest on March 6, 2027, based on the achievement of performance criteria. The maximum number of PSA shares that may vest pursuant to the performance criteria is 26,478. The unvested 8,826 RSAs and unvested 17,652 PSAs were forfeited upon Mr. Grant’s termination on March 31, 2026.
(5)    Represents the unvested portion of the 25,840 RSAs and 25,840 PSAs that were granted on March 17, 2025 under the 2023 Stock Plan. The RSAs vest in equal portions on March 17, 2026, 2027, 2028 and 2029. The PSAs were issued at target performance and are scheduled to vest on March 17, 2028, based on the achievement of performance criteria. The maximum number of shares that may vest pursuant to the performance criteria is 38,760. The unvested 19,380 RSAs and unvested 25,840 PSAs were forfeited upon Mr. Grant’s termination on March 31, 2026.
(6)    Represents the unvested portion of 6,832 that were granted on March 9, 2022 under the 2014 Stock Plan. These remaining shares are scheduled to vest on March 9, 2026.
(7)    Represents the unvested portion of the 4,672 RSAs and 4,670 PSAs that were granted on March 8, 2023 under the 2014 Stock Plan. The RSAs vest in equal portions on March 8, 2024, 2025, 2026 and 2027. The PSAs were issued at target performance and are scheduled to vest on March 8, 2026, based on the achievement of performance criteria. The maximum number of PSA shares that may vest pursuant to the performance criteria is 7,005.
InTest Corporation | 2026 Proxy Statement - 23

Executive Compensation
(8)    Represents the unvested portion of the 7,356 RSAs and 7,355 PSAs that were granted on March 6, 2024 under the 2023 Stock Plan. The RSAs vest in equal portions on March 6, 2025, 2026, 2027 and 2028. The PSAs were issued at target performance and are scheduled to vest on March 6, 2027, based on the achievement of performance criteria. The maximum number of PSA shares that may vest pursuant to the performance criteria is 11,033.
(9)     Represents the unvested portion of the 10,767 RSAs and 10,767 PSAs that were granted on March 17, 2025 under the 2023 Stock Plan. The RSAs vest ratably on March 17, 2026, 2027, 2028 and 2029. The PSAs were issued at target performance and are scheduled to vest on March 17, 2028, based on the achievement of performance criteria. The maximum number of PSA shares that may vest pursuant to the performance criteria is 16,151.
(10)    Represents the unvested portion of the 3,728 RSAs that were granted on April 28, 2022 under the 2014 Stock Plan. These remaining shares are scheduled to vest on April 28, 2026.
(11)    Represents the unvested portion of the 2,076 RSAs and 2,076 PSAs that were granted on March 8, 2023 under the 2014 Stock Plan. The RSAs shares vest in equal portions on March 8, 2024, 2025, 2026 and 2027. The PSAs were issued at target performance and are scheduled to vest on March 8, 2026, based on the achievement of performance criteria. The maximum number of PSA shares that may vest pursuant to the performance criteria is 3,114.
(12)    Represents the unvested portion of the 3,236 RSAs and 3,236 PSAs that were granted on March 6, 2024 under the 2023 Stock Plan. The RSAs vest in equal portions on March 6, 2025, 2026, 2027 and 2028. The PSAs were issued at target performance and are scheduled to vest on March 6, 2027, based on the achievement of performance criteria. The maximum number of PSA shares that may vest pursuant to the performance criteria is 4,854.
(13)    Represents the unvested portion of the 4,738 RSAs and 4,738 PSAs that were granted on March 17, 2025 under the 2023 Stock Plan. The RSAs vest ratably on March 17, 2026, 2027, 2028 and 2029. The PSAs were issued at target performance and are scheduled to vest on March 17, 2028, based on the achievement of performance criteria. The maximum number of PSA shares that may vest pursuant to the performance criteria is 7,107.
Letter Agreements
Richard N. Grant, Jr.
In connection with his appointment as our Chief Executive Officer and President, we entered into a letter agreement with Mr. Grant, dated July 24, 2020, which provided that Mr. Grant’s employment was on an at-will basis and that he was entitled to an annual base salary of $375,000 per year, subject to periodic review by the Compensation Committee. During Mr. Grant’s employment, he was eligible to participate in the Company’s annual bonus award plan. For fiscal years 2021 and thereafter, Mr. Grant’s goals for his annual bonus award were set forth in the Company’s executive officer compensation plan for such fiscal year and his award thereunder.
Under the terms of the letter agreement, Mr. Grant was eligible to participate in the employee benefit plans and programs (excluding severance) generally available to the Company’s senior executives and consistent with such plans and programs of the Company, including but not limited to medical, life and disability insurance, retirement, vacation/paid time off, fringe benefit, perquisite, business expense reimbursement and travel plans or programs, in accordance with and subject to eligibility and other terms and conditions of such plans and programs, as in effect from time to time. As a condition of accepting his offer of employment, Mr. Grant also executed a Confidentiality, Non-Competition and Non-Solicitation Agreement, which includes standard restrictive covenants, assignment of inventions, confidentiality and non-disparagement, and non-competition and non-solicitation of employees, customers and suppliers provisions.
Effective March 31, 2026, Mr. Grant stepped down as our President and Chief Executive Officer and resigned from his position on the Board. In connection with Mr. Grant’s departure from the Company, and in accordance with his letter agreement, Mr. Grant was entitled to severance equal to 12 months base salary paid in accordance with the Company’s customary payroll practices, which is expressly conditioned upon his execution and non-revocation of a confidential separation agreement and general release of claims in a form acceptable to us.
Duncan Gilmour
In connection with his appointment as our Chief Financial Officer, Treasurer and Secretary, we entered into a letter agreement with Mr. Gilmour, dated June 10, 2021, which provides that Mr. Gilmour’s employment will be on an at-will basis and that he will be entitled to an annual base salary of $240,000 per year, subject to periodic review by the Compensation Committee. During Mr. Gilmour’s employment, he is eligible to participate in the Company’s annual bonus award plan. For fiscal years 2022 and thereafter, Mr. Gilmour’s actual bonus payment under the annual bonus award plan will be set forth in the Company’s executive officer compensation plan for such fiscal year and his award.
As a condition of his employment, Mr. Gilmour also executed a Confidentiality, Non-Competition and Non-Solicitation Agreement, which includes standard restrictive covenants, assignment of inventions, confidentiality and non-disparagement, and non-competition and non-solicitation of employees, customers and suppliers provisions.
24 – InTest Corporation | 2026 Proxy Statement

Executive Compensation
Joseph McManus
We do not have a letter agreement with Mr. McManus, who is employed on an “at will” basis.
Retirement Benefits
Our NEOs are provided retirement benefits under the tax-qualified 401(k) plan provided to our other domestic employees. Our NEOs are subject to provisions that allow participants to make contributions from their own salary on a pre-tax basis and provides a discretionary employer matching contribution not to exceed $4,750 a year. The amount of employer contributions made to our 401(k) plan for our NEOs for 2025 are included in the column entitled “All Other Compensation” in the “Summary Compensation Table” above. We do not provide any other retirement benefits to our NEOs.
Potential Payments upon Retirement, Death, Disability or Termination Following a Change of Control
We have a Change of Control Agreement with Mr. Gilmour (a “Change of Control Agreement”). Until his departure, we had a Change of Control Agreement with Mr. Grant. We do not have a Change of Control Agreement with Mr. McManus. In connection with Mr. Rogoff’s appointment as President and Chief Executive Officer, we entered into a Change of Control Agreement on substantially the same terms as described below.
The Change of Control Agreements provide for the payment of certain benefits upon the executive officer’s separation from service by us without Cause (as defined below) or by the executive officer for Good Reason (as defined below) within two years following a Change of Control. These benefits consist of the continuation of the executive officer’s base salary and continued coverage under group benefit plans for the one-year period following the separation of such executive officer’s service from the Company and payment of the variable performance-based compensation that he would have earned for such one-year period.
Under the Change of Control Agreements, a “Change of Control” occurs in the event of:
●    our dissolution or liquidation;
●    the sale of substantially all of our assets, except to a stockholder who as of the date of the Change of Control Agreements owned 20% or more of our stock (a “Related Person”);
●    our merger or consolidation with another company other than a merger or consolidation with a company in which our stockholders own at least a majority in common stock in that company in the same proportion that they own stock in us prior to the transaction;
●    any person or entity other than a Related Person obtains voting control of more than 40% of our common stock; or
●    our directors and those persons our directors may nominate to become our directors, cease to comprise at least a majority of our Board members.
Under the Change of Control Agreements, a termination for “Cause” means the executive’s termination by us because of an act of fraud upon InTest, a violation of InTest’s Code of Ethics, willful refusal to perform the duties assigned to the executive by the Board or conviction for any crime involving dishonesty or breach of trust or for any crime that is a felony or of moral turpitude.
The term “Good Reason” under the Change of Control Agreements means a material adverse change in an executive’s status, responsibilities or benefits; a failure to be nominated or elected to their current officer position; a requirement to report to anyone other than the President and Chief Executive Officer (or in the case of President and Chief Executive Officer, anyone other than the Board of Directors); an assignment of duties inconsistent with his current officer position; any reduction in base salary, variable component or formula for determining the variable component which would have the effect of reducing his variable component, or other reduction in compensation or benefits; or a requirement to relocate more than thirty miles from their current office.
The benefits payable under the Change of Control Agreements are subject to the release of any claims that the executive may have against us that we may request. Benefits will be reduced or eliminated to the extent that comparable benefits are received from another source. Furthermore, the benefits will be reduced to the extent that the payments would be considered “excess parachute payment” under Section 280G of the Internal Revenue Code.
Pursuant to the 2014 Stock Plan and the 2023 Stock Plan, and the award agreements thereunder, in the event of a Change of Control or the death or Disability of an NEO, all equity awards issued to our executive officers become 100% vested. The term “Disability” means a condition of total mental or physical incapacity for further performance of the person’s duty with the Company that the Compensation Committee determines, on the basis of competent medical evidence, is likely to be permanent and constitutes a disability.
InTest Corporation | 2026 Proxy Statement - 25

Executive Compensation
We do not provide NEOs with any benefits or acceleration of vesting in the event of retirement.
26 – InTest Corporation | 2026 Proxy Statement

Executive Compensation

Policies And Practices Related To The Grant Of Certain Equity Awards
The Board has determined that the Compensation Committee is best qualified to review and approve grants of awards to recipients, other than our non-employee directors, (the “Non-Director Recipients”) and to review and recommend to the Board for approval grants of awards to recipients who are our non-employee directors (the “Director Recipients”). Our equity awards, including stock options, are granted in accordance with our Policy for the Granting of Equity-Based Awards (the “Equity Grant Policy”) which lays out a predetermined schedule.
Annual grants of equity awards to our Non-Director Recipients, including our NEOs, and to our Director Recipients shall be granted each year as of the close of business on the second business day following filing of the Form 10-K for the preceding fiscal year. The amount of such equity awards is determined using the fair market value of the Company’s common stock on the date of grant. The Compensation Committee may also grant equity awards to individuals upon their hire or promotion to executive officer positions and the Board may do the same for individuals appointed to the Board. These equity awards are granted as of the immediately following last trading day of the month in which the individual is hired, promoted, or appointed in accordance with the Equity Grant Policy. Additionally, under no circumstances may a grant date for an award be selected which precedes the date of the Board or Compensation Committee approval, as applicable, for the award.
Neither the Board nor the Compensation Committee grant equity awards in anticipation of the release of material nonpublic information. Similarly, we do not time the release of material nonpublic information based on equity award grant dates.
During 2025 we did not issue any equity-based award to any of our NEOs either four business days prior to or one business day after any of our Exchange Act reports.
Pay Versus Performance
As required by Item 402(v) of Regulation S-K, we are providing the following information regarding the relationship between executive compensation and our financial performance for each of the last three completed calendar years. In determining the “compensation actually paid” to our NEOs, we are required to make various adjustments to amounts that have been previously reported in the Summary Compensation Table in previous years, as the SEC’s valuation methods for this section differ from those required in the Summary Compensation Table.
Pay Versus Performance Table
The table below summarizes compensation values both previously reported in our Summary Compensation Table, as well as the adjusted values required in this section for fiscal years 2025, 2024 and 2023. Note that for our NEOs other than our principal executive officer (the “PEO”), compensation is reported as an average.

Year	Summary Compensation Table Total for PEO ($)(1)(2)	Compensation Actually Paid to PEO ($)(1)(3)	Average Summary Compensation Table Total for Non-PEO Named Executive Officers ($)(1)(4)	Average Compensation Actually Paid to Non-PEO Named Executive Officers ($)(1)(5)	Value of Initial Fixed $100 Investment Based on Total Shareholder Return ($)(6)	Net Income ($)(7)
2025	1,099,010	781,648	527,368	242,345	72.52	(2,527,000)
2024	1,121,018	283,345	549,221	167,543	67.53	2,891,000
2023	1,136,012	2,675,048	581,399	723,095	209.55	9,342,000
(1)    During fiscal years 2025, 2024 and 2023, the PEO was Richard N. Grant, Jr., and the non-PEO NEOs were Duncan Gilmour and Joseph McManus. Mr. Gilmour served as the Company’s Chief Financial Officer and Mr. McManus served as the Division President - Electronic Test.
(2)    The dollar amounts reported are the amounts of total compensation reported for Mr. Grant for the applicable fiscal year in the “Total” column of the “Summary Compensation Table” (“SCT”).
InTest Corporation | 2026 Proxy Statement - 27

Executive Compensation
(3)    The following table sets forth the adjustments for 2025 which were made to total compensation per the SCT in order to arrive at “compensation actually paid” to our PEO, as computed in accordance with Item 402(v) of Regulation S-K

2025
SCT Total for PEO	$1,099,010
Less: Amount reported under the “Stock Awards” and “Stock Options” columns in the SCT	(610,658)
Add: Fair value as of fiscal year-end of awards granted during the fiscal year that are outstanding and unvested as of the end of the fiscal year	568,437
Add: Change in fair value as of fiscal year-end, compared to prior fiscal year-end, of awards granted in any prior fiscal year that are outstanding and unvested as of the end of the fiscal year	(110,696)
Add: Change in fair value as of vesting date, compared to prior fiscal year-end, of awards granted in any prior fiscal year for which all vesting conditions were satisfied at fiscal year-end or during the fiscal year	(164,445)
Total Adjustments	(317,362)
Compensation Actually Paid to PEO	$781,648
(4)    The dollar amounts reported represent the average of the amounts reported for the non-PEO NEOs for the applicable fiscal year in the “Total” column of the Summary Compensation Table.
(5)    The following table sets forth the adjustments for 2025 which were made, on an average basis, to the average total compensation per the SCT in order to arrive at “average compensation actually paid” to our non-PEO NEOs, as computed in accordance with Item 402(v) of Regulation S-K:

2025
Average SCT Total for Non-PEO NEOs	$527,368
Less: Amount reported under the “Stock Awards” and “Stock Options” columns in the SCT	(378,403)
Add: Fair value as of fiscal year-end of awards granted during the fiscal year that are outstanding and unvested as of the end of the fiscal year	175,730
Add: Change in fair value as of fiscal year-end, compared to prior fiscal year-end, of awards granted in any prior fiscal year that are outstanding and unvested as of the end of the fiscal year	(37,449)
Add: Change in fair value as of vesting date, compared to prior fiscal year-end, of awards granted in any prior fiscal year for which all vesting conditions were satisfied at fiscal year-end or during the fiscal year	(44,901)
Total Adjustments	(285,023)
Average Compensation Actually Paid to Non-PEO NEOs	$242,345
(6)    The amounts reported represent the measurement period value of an investment of $100 in our stock on December 30, 2022 (the last trading day before the 2023 fiscal year), and then valued again on each of December 29, 2023 (the last trading day of the 2023 fiscal year), December 31, 2024 (the last trading day of the 2024 fiscal year), and December 31, 2025 (the last trading day of the 2025 fiscal year) based on the closing price per share of the Company’s common stock as of such dates. No dividends were paid by the Company in 2023, 2024 or 2025.
(7)    The amounts reported represent net income for the applicable fiscal year calculated in accordance with generally accepted accounting principles in the United States.
Relationship Between Compensation Actually Paid and Performance
The Company adheres to a pay-for-performance philosophy. We believe the compensation program we have designed incentivizes our executive team to drive results that create value for our stockholders. As such, equity incentive awards are a major component of the compensation paid to the PEO and the Non-PEO NEOs. Stock price is the primary driver of both the value of these awards and total stockholder return and year-ending compensation actually paid and total stockholder returns are significantly influenced by movement in the Company’s stock price.
28 – InTest Corporation | 2026 Proxy Statement

Executive Compensation

	Closing Stock Price	Stock Price Change from prior year end	Net Income for Fiscal Year End	Net Income Change From Prior Fiscal Year End
December 31, 2025	$7.47	(13%)	$(2,527,000)	(187%)
December 31, 2024	$8.59	(37%)	$2,891,000	(69%)
December 29, 2023	$13.60	32%	$9,342,000	28%
December 30, 2022	$10.30		$7,283,000
The compensation actually paid to the PEO for 2025 was 29% lower than reported per the summary compensation table but 176% higher than the compensation actually paid in 2024. The average compensation actually paid to the non-PEO NEOs was 54% lower than reported per the summary compensation table but 45% higher than the average compensation actually paid in 2024.
The differences in compensation actually paid from year to year versus as presented per the summary compensation table are largely driven by year-over-year stock-price movement in the comparable time periods and their effect on the outstanding equity awards. During 2025 there was a 13% decrease in total stockholder return compared to a 37% decrease in total stockholder return for the period from January 1, 2024, to December 31, 2024. This lower decrease on the fair value of the outstanding awards creates the effect of an “increase” as the decrease is lower than the prior year. The closing stock price of $7.47 as of December 31, 2025, was lower than all of the fair values of our stock at date of grant for the various awards granted since 2021. Note that the stock price percentage decrease in 2025 was significantly lower than the percentage decrease in net income during the same period.

InTest Corporation | 2026 Proxy Statement - 29

MANAGEMENT PROPOSALS
PROPOSAL 1: ELECTION OF DIRECTORS
The Bylaws of InTest Corporation, as amended and restated effective April 23, 2018 (our “Bylaws”), provide that our Board shall consist of not less than five directors, as determined by the Board from time to time, and that each director shall hold office until the next Annual Meeting of Stockholders and until a successor shall be duly elected and qualified, or until his earlier resignation, retirement or removal. The Board currently consists of five directors.
Listed under the “Nominees for Election” section above are the five nominees for director. The persons designated as proxies in the accompanying proxy card intend to vote “FOR” each such nominee unless a contrary instruction is indicated on the proxy card. If for any reason any such nominee should become unavailable for election, the persons designated as proxies in the proxy card may vote the proxy for the election of another person nominated as a substitute by the Board, if any person is so nominated. We have no reason to believe that any of the nominees will be unable or unwilling to serve if elected, and all nominees have expressed their intention to serve the entire term for which election is sought.
Recommendation of the Board
The Board recommends a vote “FOR” the election of each of the nominees to the Board named below.
PROPOSAL 2: APPROVAL OF AMENDMENT NO.1 TO THE INTEST CORPORATION 2023 STOCK INCENTIVE PLAN
Overview
We are asking our stockholders to approve an amendment (the “Amendment”) to the InTest Corporation 2023 Stock Incentive Plan (the “2023 Plan”):
(a)to increase the maximum number of shares of common stock reserved and available for grant thereunder by 1,000,000 shares and
(b)to eliminate the minimum one-year vesting period requirement with respect to awards granted to non-employee directors.
Our Board originally adopted the 2023 Plan on March 20, 2023 and our stockholders approved the 2023 Plan on June 21, 2023. The Amendment was adopted by our Board on March 4, 2026, and is now being submitted to our stockholders for their approval.
The Amendment will become effective upon stockholder approval. If our stockholders do not approve this proposal, the Amendment will not take effect. The closing stock price of a share of the Company’s common stock as reported on the NYSE American on April 20, 2026, our record date, was $16.73.
As of April 20, 2026, of the 1,117,942 shares of our common stock reserved for issuance under the 2023 Plan, only 90,655 shares remained available for future grant. Approval of the Amendment is intended to enable us to continue granting equity awards, which we believe is a key element of our compensation program. If this proposal is not approved by our stockholders, we will be limited in our ability to continue to grant equity awards to our directors, officers, employees and other service providers. As a result, we would lose an important compensation tool and would be forced to use cash replacement alternatives.
We believe the 2023 Plan continues to reflect best practices for equity compensation, including the following:
✓Except with respect to awards granted to non-employee directors, requires a minimum one-year vesting period (subject to certain limited exceptions)
✓Requires stock options and stock appreciation rights to have an exercise price equal to at least the fair market value of our common stock on the date of grant (except for assumed or substitute awards) and prohibits the payment of dividend equivalents on stock options and stock appreciation rights
✓Provides that the payment of dividends and dividend equivalents on restricted stock, restricted stock units and other stock-based awards is subject to the vesting of the underlying award
✓Provides that awards are subject to recoupment under the terms of any clawback policy that we adopt pursuant to applicable laws, regulations and stock exchange listing requirements
30 – InTest Corporation | 2026 Proxy Statement

×Does NOT permit single-trigger vesting of awards upon a change in control (except where the acquirer does not assume outstanding awards)
×Does NOT permit acceleration of vesting of an award except in cases of death or disability or upon a change in control where the participant is terminated or the acquirer does not assume outstanding awards
×Does NOT provide for any excise tax gross-ups
×Does NOT permit the direct or indirect repricing of stock options or stock appreciation rights without stockholder approval
×Does NOT permit “net share counting” upon the exercise of stock options or stock appreciation rights
×Does NOT allow for shares used to pay the exercise price of a stock option to be added back to the plan
×Does NOT allow for shares used to satisfy tax withholding on the exercise of a stock option or stock appreciation right to be added back to the plan
Summary of the 2023 Plan
The full text of the Amendment, is attached to this proxy statement as Appendix A. The principal terms of the 2023 Plan, as amended by the Amendment, are described below, but the description is qualified in its entirety by reference to the attached 2023 Plan, as amended by the Amendment. In the event of a conflict with the description in this proposal, the terms of the 2023 Plan, as amended by the Amendment, will govern.
Purpose
The purpose of the 2023 Plan is to promote stockholder value and the future success of the Company by providing appropriate retention and performance incentives to the employees and non-employee directors of the Company and its affiliates, and any other individuals who perform services for the Company or its affiliates.
Administration
Except as noted below, the 2023 Plan will be administered by the Compensation Committee of the Board (the “Committee”), provided such Committee consists of two or more individuals, and each member of the Committee will be required to be both a “Non-Employee Director” within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and a non-employee director meeting the independence requirements for compensation committee members under the rules and regulations of the NYSE American, or such other principal securities market on which the Company’s shares of common stock are traded. Except as noted below, the Committee will have the authority to select the employees and other individuals to receive awards under the 2023 Plan, to determine the type, size and terms of the award to be made to each individual selected, to modify the terms of any award that has been granted, to determine the time when awards will be granted, to establish performance objectives, and to prescribe the form of award agreement. The Committee is also authorized to interpret the 2023 Plan and the awards granted under the 2023 Plan, to establish, amend and rescind any rules and regulations relating to the 2023 Plan, and to make any other determinations that it deems necessary or desirable for the administration of the 2023 Plan. The Board has all the powers otherwise vested in the Committee by the terms of the 2023 Plan in respect of awards granted to non-employee directors. Notwithstanding the foregoing or any other provision of the 2023 Plan, except for permitted adjustments in connection with a corporate transaction or recapitalization, neither the Committee nor the Board may reprice, adjust or amend the exercise price of stock options or stock appreciation rights previously awarded, whether through amendment, cancellation and replacement grant, or any other means, unless such action is approved by the stockholders of the Company. The prohibition on repricing includes:
(a)the reduction, directly or indirectly, of the per-share exercise price of an outstanding stock option or stock appreciation right by amendment, cancellation or substitution;
(b)any action that is treated as a repricing under U.S. generally accepted accounting principles;
(c)the cancellation of a stock option or stock appreciation right in exchange for another stock option, stock appreciation right or other equity security (unless the cancellation and exchange occurs in connection with a merger, acquisition, or similar transaction); and
(d)any other action that is treated as a repricing by the rules or regulations of the exchange on which the Company’s shares are traded.
InTest Corporation | 2026 Proxy Statement - 31

In addition, notwithstanding any other provision in the 2023 Plan, a stock option or stock appreciation right may not be surrendered in consideration of, or exchanged for cash, other awards, or a new stock option or stock appreciation right having an exercise price below that of the stock option or stock appreciation right which was surrendered or exchanged, unless the exchange occurs in connection with a merger, acquisition, or similar transaction, or such action is approved by the stockholders of the Company. No director, no member of the Committee and no officer of the Company will be liable for anything done or omitted to be done by him or her, by any other director, by any other member of the Committee or by any officer of the Company in connection with the performance of duties under the 2023 Plan, except for his or her own willful misconduct or gross negligence, or as expressly provided by applicable law, and the Company will indemnify each director, member of the Committee and officer of the Company against any such liability.
Authorized Shares
If the Amendment is approved, the maximum number of shares of common stock available for grant and issuance under the 2023 Plan will be
(a)1,350,000, plus
(b)the number of shares of common stock available for issuance under the 2014 Plan on June 21, 2023, the date the 2023 Plan was approved by stockholders, plus
(c)any shares of common stock that are subject to awards granted under the 2014 Plan that expire, are forfeited or canceled or terminate for any other reason on or after June 21, 2023, without the issuance of shares.
For the avoidance of doubt, any shares of common stock that are subject to outstanding awards granted under the 2014 Plan that are used to pay the exercise price of a stock option or withheld to satisfy the tax withholding obligations related to any award under the 2014 Plan on or after the June 21, 2023 shall not become available under the 2023 Plan. Awards granted through the assumption of, or substitution for, outstanding awards previously granted by a company acquired by the Company or any affiliate, or with which the Company or any affiliate combines, will not reduce the maximum number of shares of common stock that may be issued under the 2023 Plan. Awards will be counted against the available share reserve on the date of grant, based on the maximum number of shares that may be issued pursuant to the award. Any shares of common stock related to awards issued under the 2023 Plan that are forfeited, canceled, expired or otherwise terminated without the issuance of shares of common stock will again be available for issuance under the 2023 Plan. However, the following shares of common stock are not added back and may not be made available again under the 2023 Plan: (a) shares delivered to, or retained by the Company, in payment of the exercise price of a stock option; (b) shares delivered to, or retained by the Company, in satisfaction of the tax withholding obligations with respect to a stock option or stock appreciation right; (c) shares covered by a stock-settled stock appreciation right or other award that were not issued upon the settlement of the stock appreciation right or other award; and (d) shares repurchased on the open market with the proceeds from the payment of the exercise price of a stock option.
Eligible Participants
Employees and non-employee directors of the Company or its affiliates, and other individuals who perform services for the Company or its affiliates, are eligible to receive awards under the 2023 Plan. As of March 16, 2026, approximately 84 persons, including 5 executive officers, 4 non-employee directors and approximately 75 other individuals may be considered for awards under the 2023 Plan.
Types of Awards
The 2023 Plan allows for the granting of the following types of awards: stock options (both incentive stock options and nonqualified stock options); stock appreciation rights; restricted stock; restricted stock units; and other stock-based awards. The Committee may also grant any other award providing similar benefits, subject to such terms, conditions and restrictions as it may determine necessary or appropriate to satisfy non-U.S. law or regulatory requirements or avoid adverse consequences under such requirements. Each award granted under the 2023 Plan is subject to an award agreement containing the particular terms and conditions of that award, subject to the limitations imposed by the 2023 Plan.
Stock Options - A stock option is the right to purchase a specified number of shares for a specified exercise price. Stock options may be either
(a)incentive stock options, which are stock options that meet the requirements under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), or
(b)nonqualified stock options, which are stock options that do not meet the requirements of Section 422 of the Code or that are designated as a nonqualified stock option.
32 – InTest Corporation | 2026 Proxy Statement

Awards of incentive stock options may only be made to employees, and incentive stock options are subject to additional limitations. Stock options (other than stock options assumed or granted in substitution for outstanding stock options of a company acquired by the Company or any affiliate) shall have an exercise price that is equal to or greater than the fair market value of the shares subject to such stock option on the date of grant. The expiration date of a stock option shall be no later than 10 years from the date of grant. The exercise price may be payable either:
(1)in cash,
(2)if permitted by the Committee, by withholding shares that would otherwise be issued having a fair market value on the exercise date equal to the exercise price,
(3)if permitted by the Committee, by tendering shares previously acquired that have been held for at least six months,
(4)if permitted by the Committee, by delivery of irrevocable instructions to a broker to deliver promptly the proceeds from the sale of shares or
(5)any combination of the foregoing.
Stock Appreciation Rights - A stock appreciation right is a right to receive cash or other property based on the increase in the value of a share over the per share exercise price. Stock appreciation rights (other than stock appreciation rights assumed or granted in substitution for outstanding stock appreciation rights of a company acquired by the Company or any affiliate) shall have an exercise price that is equal to or greater than the fair market value of the shares subject to such stock appreciation right on the date of grant. The expiration date of a stock appreciation right shall be no later than 10 years from the date of grant.
Restricted Stock - Restricted stock is an award of shares that is subject to vesting conditions. Prior to the expiration of the vesting period, unless otherwise determined by the Committee, a participant who has received an award of restricted stock has the right to vote and to receive dividends on the underlying unvested shares, subject, however, to the restrictions and limitations imposed pursuant to the 2023 Plan and award agreement.
Restricted Stock Units - A restricted stock unit is an award that is valued by reference to shares, which may be paid to a participant upon vesting in shares, cash or other property.
Other Stock-Based Awards - An other stock-based award is an award denominated or payable in shares, other than a stock option, stock appreciation right, restricted stock or restricted stock unit. Other stock-based awards may be settled in cash, shares or other property.
Dividend Equivalents - Awards other than stock options and stock appreciation rights may include the right to receive dividends or dividend equivalents, subject to such terms, conditions, restrictions or limitations, if any, as the Committee may establish. Dividend equivalents will only be paid with respect to an award if, when and to the extent that the underlying award vests. Dividends and dividend equivalents will either be held in escrow or reinvested into additional shares of common stock subject to the same vesting or performance conditions as the underlying award.
Award Limitations
Minimum Vesting Period - Currently, all awards under the 2023 Plan must be subject to a minimum vesting period of at least one year, except:
(a)that up to a maximum of five percent of the maximum number of shares of common stock that may be issued under the 2023 Plan may be issued pursuant to awards granted without regard for any minimum vesting period,
(b)as the Committee may determine or permit otherwise in the event of the death or disability of the participant, or in connection with a change in control of the Company, subject to the discussion below under “Change in Control,” and
(c)awards granted through the assumption of, or substitution for, outstanding awards of a company acquired by the Company or any affiliate.
If the Amendment is approved, this minimum vesting period would not apply to awards granted to non-employee directors. The Company believes that it would be appropriate to use quarterly vesting for awards to non-employee directors, rather than annual vesting awards. On March 4, 2026, the Compensation Committee approved awards of restricted stock to all non-employee directors which provide for vesting on the one-year anniversary of the grant date, unless the Amendment is approved, in which case, these awards will vest in calendar quarterly installments based on a non-employee’s continued service as a director through the vesting date.
InTest Corporation | 2026 Proxy Statement - 33

Non-Employee Director Award Limitation - The sum of:
(a)the grant date fair value of the awards granted under the 2023 Plan in any calendar year to any non-employee director in respect of services as a non-employee director, and
(b)the amount that may be paid in that calendar year to any non-employee director in property other than shares of common stock, including cash, in respect of services as a non-employee director, shall not exceed $500,000.
Incentive Stock Options - Incentive stock options may be granted subject to and shall be designed to comply with the provisions of Section 422 of the Code. To the extent that the aggregate fair market value (determined as of the date of grant) of the shares of common stock with respect to which incentive stock options are exercisable for the first time by any individual during any calendar year (under all plans of the Company and its affiliates) exceeds $100,000 (or such other limit that applies at the time of grant), such incentive stock options or portions thereof which exceed such limit (according to the order in which they were granted) will be treated as nonqualified stock options. If, at the time an incentive stock option is granted, the employee recipient owns (after application of the rules contained in Section 424(d) of the Code) shares of common stock possessing more than 10 percent of the total combined voting power of all classes of stock of the Company or its subsidiaries, then:
(a)the exercise price for such incentive stock option will be at least 110 percent of the fair market value of the shares of common stock subject to such incentive stock option on the date of grant; and
(b)such incentive stock option will not be exercisable after the date five years from the date such incentive stock option is granted.
The maximum number of shares of common stock that may be issued under the 2023 Plan pursuant to incentive stock options may not exceed, in the aggregate, the maximum number of shares authorized for issuance under the 2023 Plan.
Tax Withholding
The exercise or payment of awards and the issuance of shares under the 2023 Plan is conditioned upon a participant making satisfactory arrangements for the satisfaction of any liability to withhold federal, state, local or foreign income or other taxes. In accordance with rules established by the Committee, the required tax withholding obligations may be settled in cash, or with shares, including shares that are part of the award that gives rise to the withholding requirement (up to the minimum required tax withholding rate or such other rate that will not trigger a negative accounting impact).
Change in Control
The Committee may include, in an award agreement, provisions related to a “change in control” of the Company, provided that, any acceleration of the exercisability, vesting or settlement of, or the lapse of restrictions or deemed satisfaction of performance objectives with respect to, an award in connection with a change in control may occur only if both:
(a)the change in control occurs, and
(b)either:
i.the employment of the participant is terminated within two years following the change in control (i.e., “double-trigger”), or
ii.the acquirer does not agree to the assumption or substitution of outstanding awards.
With respect to any award granted under the 2023 Plan that is earned or vested based upon achievement of performance objectives, any amount deemed earned or vested in connection with a change in control or associated termination of employment shall either be prorated or based upon the degree of performance attained through a date prior to the change in control determined by the Committee.
“Change in control” generally means the occurrence of any one or more of the following events:
(a)an individual, entity or group of persons acquires the ownership, directly or indirectly, of the Company’s securities representing more than 40 percent of the combined voting power of the Company’s outstanding securities, other than
i.through a merger, consolidation or similar transaction;
ii.in connection with a financing by the Company through the issuance of equity securities; or
iii.by an overall reduction in the number of the Company’s outstanding securities;
34 – InTest Corporation | 2026 Proxy Statement

(b)a merger, consolidation or similar transaction in which the Company’s stockholders immediately before such transaction do not own, directly or indirectly, either
i.more than 50 percent of the combined voting power of the surviving entity or
ii.more than 50 percent of the combined voting power of the parent of the surviving entity, in each case, in substantially the same proportions as their ownership immediately prior to such transaction;
(c)a sale, lease, exclusive license or other disposition of all or substantially all of the Company’s assets, other than to an entity more than 50 percent of the combined voting power of which is owned by the Company’s stockholders in substantially the same proportions as their ownership of the Company’s outstanding voting securities immediately prior to such transaction;
(d)a majority of the members of the Board serving on the date the 2023 Plan is approved by the stockholders (the “Incumbent Board”) were no longer serving on the Board within any 24-month period; provided that any new Board member approved or recommended by a majority of the Incumbent Board then in office will be considered a member of the Incumbent Board; or
(e)the complete dissolution or liquidation of the Company.
No change in control will be deemed to have occurred by virtue of the consummation of any transaction or series of integrated transactions immediately following which the record holders of the capital stock of the Company immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in an entity which owns all or substantially all of the assets of the Company immediately following such transaction or series of transactions.
Recoupment
Notwithstanding anything in the 2023 Plan or in any award agreement to the contrary, all awards granted under the 2023 Plan will be subject to recoupment in accordance with the Company’s Policy for the Recovery of Erroneously Awarded Compensation, as well as any other clawback policy we adopt.
Adjustments
In the event of any change in our outstanding shares of common stock by reason of any corporate transaction or change in corporate capitalization such as a stock split, reverse stock split, stock dividend, split-up, split-off, spin-off, recapitalization, merger, consolidation, rights offering, reorganization, combination, consolidation, subdivision or exchange of shares, a sale by the Company of all or part of its assets, any distribution to stockholders other than a normal cash dividend, partial or complete liquidation of the Company or similar event, the Committee or Board, as applicable, shall adjust:
(a)the class and maximum number of shares available under the 2023 Plan;
(b)the class, number and exercise price of outstanding stock options and stock appreciation rights granted under the 2023 Plan; and
(c)the class and number of shares subject to any other awards granted under the 2023 Plan, as may be determined to be appropriate by the Committee or Board, as applicable.
Amendment of Plan or Awards
The 2023 Plan may be amended in whole or in part at any time and from time to time by the Board, and the terms of any outstanding award under the 2023 Plan may be amended from time to time by the Committee or Board, as applicable, in its discretion provided that no amendment may be made without stockholder approval if such amendment would
(a)increase the number of shares available for grant under the 2023 Plan;
(b)decrease the minimum stock option or stock appreciation right exercise price;
(c)reduce the minimum vesting or performance periods;
(d)change the limits applicable to incentive stock options;
(e)amend or repeal the prohibition against repricing or exchange; or
(f)require stockholder approval under applicable law, including securities exchange listing conditions.
InTest Corporation | 2026 Proxy Statement - 35

No amendment may adversely affect in a material manner any right of a participant under an award without his or her written consent.
Termination
The 2023 Plan may be suspended in whole or in part at any time and from time to time by the Board. The 2023 Plan will terminate upon the adoption of a resolution of the Board terminating the 2023 Plan. No award may be granted under the 2023 Plan after the date that is 10 years from the date the 2023 Plan was last approved and adopted by the stockholders of the Company. No termination of the 2023 Plan will materially alter or impair any of the rights or obligations of any person, without his or her consent, under any award granted under the 2023 Plan, except that subsequent to termination of the 2023 Plan, the Committee may make any permitted amendments.
Certain U.S. Federal Income Tax Consequences of 2023 Plan Awards
The following discussion is intended to provide only a general outline of the U.S. federal income tax consequences of participation in the 2023 Plan and the receipt of awards or payments thereunder by participants subject to U.S. taxes. It does not address any other taxes imposed by the United States, taxes imposed by any state or political subdivision thereof or foreign jurisdiction, or the tax consequences applicable to participants who are not subject to U.S. taxes. The discussion set forth below does not purport to be a complete analysis of all potential tax consequences relevant to recipients of awards, particular circumstances, or all awards available under the 2023 Plan. It is based on U.S. federal income tax law and interpretational authorities as of the date of this proxy statement, which are subject to change at any time.
Nonqualified Stock Options
A participant who exercises a nonqualified stock option recognizes taxable ordinary income in the year the stock option is exercised in an amount equal to the excess of the fair market value of the shares purchased on the exercise date over the exercise price. Subject to applicable provisions of the Code, including Section 162(m), the Company is entitled to a tax deduction in an amount equal to the ordinary income recognized by the participant. Any gain or loss realized by the participant upon the subsequent disposition of the shares will be taxed as short-term (if held one year or less) or long-term (if held more than one year) capital gain, but will not result in any further deduction for the Company.
Incentive Stock Options
A participant who exercises an incentive stock option does not recognize ordinary income at the time of exercise (although, the participant may be subject to alternative minimum tax), and the Company is not entitled to a tax deduction.
Upon the disposition of the shares obtained from the exercise of the incentive stock option more than two years after the date of grant and more than one year after the date of exercise, the excess of the sale price of the shares over the exercise price of the incentive stock option is taxed as long-term capital gain. If the shares are sold within two years of the grant date and/or within one year of the date of exercise, the excess of the fair market value of the shares on the date of exercise (or sale proceeds if less) over the exercise price is taxed as ordinary income, and, subject to applicable provisions of the Code, including Section 162(m), the Company is entitled to a tax deduction for this amount; any remaining gain is taxed as capital gain, without a Company tax deduction.
Stock Appreciation Rights
A participant who exercises a stock appreciation right recognizes taxable ordinary income in the year the stock appreciation right is exercised in an amount equal to the cash and/or the fair market value of any shares or other property received. Subject to applicable provisions of the Code, including Section 162(m), the Company is entitled to a tax deduction in an amount equal to the ordinary income recognized by the participant.
Restricted Stock, Restricted Stock Units and Other Stock-Based Awards
A participant normally will not recognize taxable income and the Company will not be entitled to a deduction upon the grant of shares of restricted stock, restricted stock units or other stock-based awards. When the restricted stock vests, the restricted stock units settle or the other stock-based awards are paid or settle, the participant will recognize taxable ordinary income in an amount equal to the fair market value of the shares or other property received at that time, less the amount, if any, paid for the shares, and, subject to applicable provisions of the Code, including Section 162(m), the Company will be entitled at that time to a deduction in the same amount. However, a participant may elect to recognize taxable ordinary income in the year shares of restricted stock are granted in an amount equal to the excess of their fair market value at the grant date, determined without regard to certain restrictions, over the amount, if any, paid for the shares. In that event, subject to applicable provisions of the Code, including Section 162(m), the Company will be entitled to a deduction in such year in the same amount. Any gain or loss realized by the participant upon the subsequent disposition of shares received will be taxed as short-term or long-term capital gain, but will not result in any further deduction for the Company.
36 – InTest Corporation | 2026 Proxy Statement

New Plan Benefits
As of the date of this Proxy Statement, no awards have been made under the 2023 Plan that are contingent upon stockholder approval of this proposal. Because awards under the 2023 Plan are discretionary, the benefits or amounts to be received by or allocated to participants and the number of shares to be granted under the 2023 Plan cannot be determined at this time. Notwithstanding the foregoing, on March 4, 2026, the Compensation Committee approved awards of restricted stock to all non-employee directors which provide for vesting on the one-year anniversary of the grant date, unless the Amendment is approved, in which case, these awards will vest in quarterly installments based on a non-employee’s continued service as a director through the vesting date.
Aggregate Awards Granted
The following table sets forth information with respect to the number of shares subject to awards previously granted to the following listed individuals and specified groups under the 2023 Plan since its inception through our record date:

Name and Title	Number of Shares Underlying Options	Number of Shares Underlying Restricted Stock Awards	Number of Shares Underlying Restricted Stock Units
Richard N. Grant, Jr., Former President and Chief Executive Officer	99,612	114,628	—
Duncan Gilmour, Chief Financial Officer, Treasurer and Secretary	42,529	47,765	—
Joseph McManus, Division President, Electronic Test	19,844	21,018	—
Executive Officer Group	405,069	99,654	4,040
Non-Executive Director Group	—	120,000	—
Each Nominee for Election as a Director Group	328,555	97,352	4,040
Each associate of any such directors, executive officers or nominees	—	—	—
Each other person received or is to receive 5% of such options, warrants or rights	—	—	—
Non-Executive Officer Employee Group	410,484	22,328	89,071
Vote Required
The affirmative vote of a majority of the total shares of our common stock that vote on this proposal is required for approval of the Amendment.
Recommendation of the Board of Directors
The Board recommends a vote “FOR” the approval of the Amendment.
EQUITY COMPENSATION PLAN INFORMATION
The following table shows the number of securities that may be issued pursuant to our equity compensation plans (including individual compensation arrangements) as of December 31, 2025:
InTest Corporation | 2026 Proxy Statement - 37

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights(1)	Weighted- average exercise price of outstanding options, warrants and rights(2)	Number of securities remaining available for future issuance under equity compensation plans(3)
Equity compensation plans approved by security holders	876,925	$9.85	258,582
Equity compensation plans not approved by security holders	—	—	—
Total	876,925	$9.85	258,582
(1)The securities that may be issued are shares of InTest common stock, issuable upon exercise of outstanding stock options.
(2)Represents the weighted-average exercise price of outstanding stock options. The weighted-average exercise price does not take into account the shares issuable upon vesting of outstanding restricted stock units or restricted stock awards, which do not have an exercise price.
(3)The securities that remain available for future issuance at December 31, 2025 include 90,655 that are issuable pursuant to the InTest Corporation 2023 Stock Incentive Plan and 167,927 that are issuable pursuant to the InTest Corporation Employee Stock Purchase Plan.
PROPOSAL 3: RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
RSM US LLP was appointed as our independent registered public accounting firm (“IRPA Firm”) on June 16, 2008. RSM US LLP audited our consolidated financial statements for the years ended December 31, 2025 and 2024. The Audit Committee of our Board has appointed RSM US LLP as our IRPA Firm for the year ending December 31, 2026, subject to the determination of the 2026 audit fees. The Audit Committee has the sole authority and responsibility to select, appoint, evaluate and, where appropriate, discharge and replace RSM US LLP as our IRPA Firm. The Audit Committee regularly evaluates the IRPA Firm’s ability to effectively and cost efficiently perform a high-quality audit. The appointment of our IRPA Firm is not required to be submitted to a vote of the stockholders for ratification but the Audit Committee has elected to submit its appointment of RSM US LLP for ratification by stockholders. Notwithstanding the outcome of the vote by the stockholders, the Audit Committee is not bound to retain the IRPA Firm or to replace the IRPA Firm, where, in either case, after considering the outcome of the vote, the Audit Committee determines its decision regarding the IRPA Firm to be in the best interests of InTest. Representatives of RSM US LLP will attend the Annual Meeting and will be available to respond to questions and, if they desire, make a statement.
The following table sets forth the fees billed by RSM US LLP as described below:

	2025	2024
Fee Category:
Audit Fees	$839,000	$838,500
Audit-Related Fees	—	—
Tax Fees	221,000	183,320
All Other Fees	175,621	135,436
Total Fees	$1,235,621	$1,157,256
Audit Fees: Consists of fees billed for professional services rendered in connection with the audit of our consolidated financial statements and review of the interim condensed consolidated financial statements for 2025 and 2024, respectively, that are included in quarterly reports during those years and services that are normally provided by our IRPA Firm in connection with statutory and regulatory filings or engagements, and attest services, except those not required by statute or regulation.
Audit-Related Fees: Consists of fees billed in each of 2025 and 2024 for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements and are not reported under “Audit Fees.” These services would include auditing procedures in connection with acquisitions and divestitures, attest services that are not required by statute or regulation, and auditing procedures in connection with the adoption of financial accounting and reporting standards.
38 – InTest Corporation | 2026 Proxy Statement

Tax Fees: Consists of fees billed in each of 2025 and 2024 for tax related services including advice, preparation of returns and other tax services related to federal, state and international taxes.
All Other Fees: Consists of fees billed in each of 2025 and 2024 for all products and services provided by the principal accountant, other than those reported above. For 2025 and 2024, the fees related to international affiliates’ fees for statutory audits and tax at the international locations.
In accordance with the Sarbanes-Oxley Act of 2002, the Audit Committee’s policy is to pre-approve all audit and non-audit services provided by our IRPA Firm. On an ongoing basis, management defines and communicates specific projects and categories of service for which the advance approval of the Audit Committee is requested. The Audit Committee reviews these requests and advises management if the Audit Committee approves the engagement of our IRPA Firm for such services. The Audit Committee has also delegated authority to the Chairperson of the Audit Committee, and if the Chairperson of the Committee is unavailable, to any other Audit Committee member, to pre-approve permitted services. Any such pre-approval must be reported to the Audit Committee at its next meeting. For 2025 and 2024 approximately $27,000 and $27,000, respectively, of the fees for the services described in the table as Tax Fees were approved by the Audit Committee as de minimis as contemplated by Rule 2-01(c)(7)(i)(C) of Regulation S-X.
Recommendation of the Board
The Board recommends a vote “FOR” the ratification of the appointment of RSM US LLP as our independent registered public accounting firm for the year ending December 31, 2026.
PROPOSAL 4: ADVISORY VOTE ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS
In accordance with Section 14A of the Exchange Act, we are again providing our stockholders with the opportunity at the Annual Meeting to approve, on a non-binding advisory basis, the 2025 compensation of our named executive officers as disclosed in the Executive Compensation section of this proxy statement, including the Overview of the Executive Compensation Program, the Summary Compensation Table and the related tables, notes, and narratives. Currently this “say on pay” vote is conducted every year. As previously reported, the option of holding the advisory vote on the compensation of the Company’s named executive officers every year was approved on an advisory basis by a vote of the stockholders at the 2025 Annual Meeting of Stockholders. The Company’s Board considered the outcome of such advisory vote and determined to hold future stockholder advisory votes on executive compensation every year, until the Board determines that a different frequency for such votes is in the best interests of the Company’s stockholders or until the next required vote of the Company’s stockholders on the frequency of such votes.
We urge stockholders to read the discussion in this proxy statement of Executive Compensation which describes our 2025 executive compensation program principles and practices in more detail, including the Summary Compensation table and other related tables, notes and narratives, which provide detailed information about the compensation of our named executive officers.
While this proposal is an advisory vote that will be non-binding, the Board and the Compensation Committee will review and consider the voting results when making future decisions regarding the compensation of our named executive officers.
The next advisory vote on the frequency of future advisory votes on the compensation of our named executive officers will take place at our Annual Meeting of Stockholders to be held in 2031.
Recommendation of the Board
The Board recommends that you vote “FOR” the approval, on an advisory basis, of the compensation of our named executive officers.
InTest Corporation | 2026 Proxy Statement - 39

OTHER INFORMATION
AUDIT COMMITTEE REPORT
The Audit Committee reviewed our audited consolidated financial statements for the year ended December 31, 2025 and met with both management and RSM US LLP (“RSM”), our independent registered public accounting firm, to discuss those financial statements. The Audit Committee also reviewed the report of management contained in our Annual Report on Form 10-K for the year ended December 31, 2025 filed with the SEC, as well as RSM’s report included in our Annual Report on Form 10-K related to its audit of the consolidated financial statements and financial statement schedule. The Audit Committee has discussed with RSM the matters required to be discussed under the rules adopted by the Public Company Accounting Oversight Board (“PCAOB”). The Audit Committee has received the written disclosures and the letter from RSM required by the PCAOB regarding RSM’s communications with the Audit Committee concerning independence and has discussed with RSM their independence.
Based on these reviews and discussions with management and RSM, the Audit Committee recommended to our Board (and the Board approved) that our audited consolidated financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2025.
Audit Committee:
Gerald J. Maginnis, Chairperson
Steven J. Abrams, Esq.
Jeffrey A. Beck

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth certain information known to us regarding the beneficial ownership of our common stock as of April 20, 2026 (except where otherwise noted) by:
●    each of our named executive officers (as that term is defined earlier in this proxy statement under the heading “Executive Compensation”);
●    each of our current directors and director nominees;
●    all directors, director nominees and executive officers as a group; and
●    each stockholder known by InTest to own beneficially more than 5% of our common stock.
Percentage ownership in the following table is based on 12,548,356 shares of common stock outstanding as of April 20, 2026.
We have determined beneficial ownership in the table in accordance with the rules of the SEC. In computing the number of shares beneficially owned by any person or group or persons and the percentage ownership of that person or group, shares of common stock subject to options held by such person or group or persons that are currently exercisable, or will become exercisable within 60 days after April 20, 2026, are deemed to be beneficially owned by such person and outstanding for the calculation of such person’s percentage ownership and for the percentage beneficially owned by all directors and executive officers as a group. However, we have not deemed these shares to be outstanding for computing the percentage ownership of any other person. To our knowledge, except as set forth in the footnotes following the table, each stockholder identified in the table possesses sole voting and investment power with respect to all shares of common stock shown as beneficially owned by such stockholder. Except as set forth in the footnotes following the table, the address of the beneficial owners is c/o InTest Corporation, 804 East Gate Drive, Suite 200 Mt. Laurel, New Jersey 08054.
40 – InTest Corporation | 2026 Proxy Statement

Name of Beneficial Owner	Shares Beneficially Owned(1)(2)	Percent of Class (Approx.)
Directors, Director Nominees and Named Executive Officers:
Steven J. Abrams, Esq. (3)	108,000	*
Jeffrey A. Beck (4)	79,500	*
Joseph W. Dews IV (5)	130,250	1.0%
Karl E. Johnsen	—	*
Gerald J. Maginnis (6)	96,057	*
Richard Rogoff (7)	38,652	*
Richard N. Grant, Jr. (8)	285,480	2.2%
Duncan Gilmour (9)	106,518	*
Joseph McManus (10)	67,544	*
All directors, director nominees and executive officers as a group (9 individuals) (11)	653,449	5.2%
Principal Stockholders:
Royce & Associates, LP (12)	1,433,099	11.4%
Thomas A. Satterfield, Jr. (13)	1,000,594	8.0%
The Vanguard Group (14)	803,013	6.4%
*    Denotes less than one percent of class.
(1)    With respect to directors and executive officers, shares beneficially owned include the following: (i) unvested shares of restricted stock (“Restricted Shares”) granted to directors that vest on the one year anniversary of the grant date; or if the Amendment to the 2023 Plan is approved at the Annual Meeting, in four equal installments on the date of the Annual Meeting, June 30, 2026, September 30, 2026 and December 31, 2026 (ii) Restricted Shares granted to executive officers that provide for 25% vesting on each of the first four anniversaries of the grant date; (iii) performance-based restricted shares granted to executive officers that may vest based on the achievement of certain performance criteria (“Performance-Based Shares”); and (iv) stock options granted to executive officers that provide for 25% vesting on each of the first four anniversaries of the grant date (“Option Shares”)
(2)    Includes shares that may be acquired within 60 days after April 20, 2026 through the exercise of stock options.
(3)    Includes 12,000 Restricted Shares and 96,000 shares owned by the Steven J. Abrams Revocable Trust.
(4)    Includes 12,000 Restricted Shares.
(5)    Includes 12,000 Restricted Shares.
(6)    Includes 12,000 Restricted Shares.
(7)    Includes 5,027 Restricted Shares, 2,304 Performance-Based Shares and 26,500 Option Shares.
(8)    Includes 177,128 Option Shares.
(9)    Includes 18,682 Restricted Shares, 23,882 Performance-Based Shares, 38,364 Option Shares and 200 shares owned by Mr. Gilmour’s spouse.
(10)    Includes 9,158 Restricted Shares, 10,509 Performance-Based Shares and 31,851 Option Shares.
(11)    Includes 86,473 Restricted Shares, 52,569 Performance-Based Shares and 100,488 Option Shares.
(12)    According to the Schedule 13G filed with the SEC on January 28, 2025, as of December 31, 2024, Royce & Associates LP (“Royce”), a New York limited partnership, reported beneficial ownership of 1,433,099 shares of InTest common stock. Of the total shares reported as beneficially owned, Royce reported having the sole voting power over 1,433,099 shares and the sole dispositive power over 1,433,099 shares. The principal business office of Royce is One Madison Avenue, New York, NY 10010.
(13)    According to the Schedule 13G filed with the SEC on August 7, 2025, as of May 1, 2025, Thomas A. Satterfield, Jr. (“Thomas Satterfield”), a United States citizen, reported beneficial ownership of 1,000,594 shares of InTest common stock. Of the total shares reported as beneficially owned, Thomas Satterfield reported having sole voting and dispositive power over 100,000 shares and shared voting and dispositive power over 100,000 shares. The address of Thomas Satterfield is 15 Colley Cove Drive, Gulf Breeze, FL 32561.
(14)    According to the Schedule 13G filed with the SEC on February 13, 2024, as of December 29, 2023, The Vanguard Group (“Vanguard”), a Pennsylvania company, reported beneficial ownership of 803,013 shares of InTest common stock. Of the total shares reported as beneficially owned, Vanguard reported having shared voting power over 19,131 shares, the sole dispositive power over 779,658 shares and shared dispositive power over 23,355 shares. The principal business office of Vanguard is 100 Vanguard Blvd., Malvern, PA 19355. In a Schedule 13G/A filed with the SEC on March 27, 2026, Vanguard subsequently reported that, as of March 13, 2026, due to an internal realignment it no longer has, or is deemed to have, beneficial ownership over shares of InTest common stock beneficially owned by various Vanguard subsidiaries and/or business divisions. Vanguard also reported that certain subsidiaries or business divisions that formerly had, or were deemed to have, beneficial ownership with Vanguard, will report beneficial ownership separately (on a disaggregated basis).
InTest Corporation | 2026 Proxy Statement - 41

INFORMATION REGARDING DEADLINES AND PROCEDURES FOR SUBMISSION OF STOCKHOLDER PROPOSALS AND NOMINATION OF DIRECTORS
Under the proxy rules of the SEC, stockholders intending to submit proposals to be included in our proxy statement for our Annual Meeting of Stockholders to be held in 2027 must send their proposals to Duncan Gilmour, Secretary at 804 East Gate Drive, Suite 200, Mt. Laurel, New Jersey 08054, not later than December 29, 2026. These proposals must relate to matters appropriate for stockholder action and be consistent with regulations of the SEC relating to stockholder proposals (“Rule 14a-8”) in order to be considered for inclusion in our proxy statement relating to that meeting.
Under our Bylaws, certain procedures are provided that a stockholder must follow to nominate persons for election as directors or to introduce an item of business at an annual meeting of stockholders. These procedures provide that nominations for director nominees and/or an item of business to be introduced at an annual meeting of stockholders must be submitted in writing to the Secretary of InTest at the address set forth above, not later than 90 days and not earlier than 120 days prior to the first anniversary of the preceding year’s annual meeting of stockholders, subject to certain exceptions. Accordingly, a notice of a stockholder proposal, submitted outside of Rule 14a-8 under the Exchange Act, or a stockholder nomination for the 2027 Annual Meeting of Stockholders will be untimely if received by InTest’s Secretary before February 17, 2027 or after March 19, 2027, unless the date of the 2027 Annual Meeting of Stockholders is advanced by more than 30 days or delayed (other than as a result of adjournment) by more than 30 days from the anniversary of the 2026 Annual Meeting. If the date of the 2027 Annual Meeting of Stockholders is changed by more than 30 days from the anniversary of the 2026 Annual Meeting, then notice by the stockholder to be timely must be delivered not earlier than the 120th day prior to the date of the 2027 Annual Meeting of Stockholders and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made.
To comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than nominees for our Annual Meeting of Stockholders to be held in 2027 must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than April 19, 2027.
Our Bylaws set forth various qualifications and disclosure requirements for such advance written notice of a nomination or proposal to be in proper form. A stockholder wishing to submit such a notice should review the provisions of our Bylaws (which are filed with our Annual Report on Form 10-K for the year ended December 31, 2025). In general, the disclosure requirements include information about the stockholder making the nomination or proposal, information regarding the nominee or proposal, and in the case of a nomination, a certification and consent from the nominee. If a stockholder fails to comply with the time of notice procedures set forth in our Bylaws, that stockholder will not be entitled to present the proposal or nomination at the meeting. If, however, notwithstanding the requirements of our Bylaws, a proposal is brought before the meeting, then under the SEC’s proxy rules, the proxies InTest solicits with respect to the 2027 Annual Meeting of Stockholders will confer discretionary voting authority on the persons so named as proxies with respect to such proposal.
ANNUAL REPORT
Our Annual Report to Stockholders (which includes our consolidated financial statements for the year ended December 31, 2025), accompanies this proxy statement. The Annual Report to Stockholders does not constitute a part of the proxy solicitation materials.
By Order of the Board of Directors,

Duncan Gilmour
Secretary

42 – InTest Corporation | 2026 Proxy Statement

AMENDMENT NO. 1
TO THE
INTEST CORPORATION
2023 STOCK INCENTIVE PLAN
Section 1.
The InTest Corporation 2023 Stock Incentive Plan (the “Plan”) is hereby amended as follows, effective June 17, 2026:
1. Section 2.12 shall be amended and restated in its entirety to provide as follows:
“2.12 “Effective Date” means June 21, 2023.”
2. Section 5.1(a) is hereby amended and restated in its entirety to provide as follows:
“(a) Available Shares. Subject to adjustment as provided in Section 11, the maximum number of shares of Common Stock reserved and available for grant and issuance pursuant to the Plan as of June 17, 2026 shall be (i) 1,350,000, plus (ii) the number of shares of Common Stock available for issuance under the Prior Plan on the Effective Date, plus (iii) any shares of Common Stock that are subject to awards granted under the Prior Plan that expire, are forfeited or canceled or terminate for any other reason on or after the Effective Date, without the issuance of shares (collectively, the “Share Reserve”). For the avoidance of doubt, any shares of Common Stock that are subject to outstanding awards granted under the Prior Plan that are used to pay the exercise price of an option or withheld to satisfy the tax withholding obligations related to any award under the Prior Plan on or after the Effective Date, shall not become available under the Plan. No awards may be granted under the Prior Plan on or after the Effective Date.”
3. Section 6.5 is hereby amended and restated in its entirety to provide as follows:
“6.5 Exclusion from Minimum Vesting Requirements. Awards granted under Section 7, Section 8, Section 9 and Section 10 shall be subject to the minimum vesting period and continued employment or provision of service requirement specified for the Award by such Section, as applicable, except that:
(a) Awards may be granted to non-employee directors under Section 7, Section 8, Section 9 or Section 10 without regard for any minimum vesting period or continued provision of service requirement set forth in such Sections;
(b) up to a maximum of five percent of the maximum number of shares of Common Stock that may be issued under the Plan pursuant to Section 5.1(a) may be issued pursuant to Awards to employees granted under Section 7, Section 8, Section 9 or Section 10 without regard for any minimum vesting period or continued employment requirement set forth in such Sections; and
(c) continued employment or provision of service for exercisability or vesting shall not be required (i) as the Committee may determine or permit otherwise in connection with the occurrence of a Defined Event, and (ii) as may be required or otherwise be deemed advisable by the Committee in connection with an Award granted through the assumption of, or substitution for, outstanding awards previously granted by a company acquired by the Company or any Affiliate or with which the Company or any Affiliate combines.

*    *    *    *    *
A-1

P.O. BOX 8016, CARY, NC 27512-9903

InTest Corporation
Annual Meeting of Stockholders
Internet:
For Stockholders of Record as of April 20, 2026	www.proxypush.com/INTT
Wednesday, June 17, 2026 11:00 AM, Eastern Time	•Cast your vote online
Annual meeting to be held virtually via the internet - please visit	•Have your Proxy Card ready
www.proxydocs.com/INTT for more details.	•Follow the simple instructions to record your vote

Phone:
1-866-984-6760
•Use any touch-tone telephone
•Have your Proxy Card ready
•Follow the simple recorded instructions

Mail:
•Mark, sign and date your Proxy Card
YOUR VOTE IS IMPORTANT!	•Fold and return your Proxy Card in the postage paid envelope provided

PLEASE VOTE BY: 11:00 AM, Eastern Time, June 17, 2026.	Virtual:
You must register to attend the meeting online and/or participate at www.proxydocs.com/INTT

This proxy is being solicited on behalf of the Board of Directors

The undersigned hereby appoints Richard Rogoff and Duncan Gilmour (the "Named Proxies"), and each or either of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of capital stock of InTest Corporation which the undersigned is entitled to vote at the Annual Meeting and any adjournment thereof upon the matters specified and upon such other matters as may be properly brought before the Annual Meeting or any adjournment thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the Annual Meeting and revoking any proxy heretofore given.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED IDENTICAL TO THE BOARD OF DIRECTORS RECOMMENDATION. This proxy, when properly executed, will be voted in the manner directed herein. In their discretion, the Named Proxies are authorized to vote upon such other matters that may properly come before the Annual Meeting or any adjournment or postponement thereof.

You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors’ recommendation. The Named Proxies cannot vote your shares unless you sign (on the reverse side) and return this card.

PLEASE BE SURE TO SIGN AND DATE THIS PROXY CARD AND MARK ON THE REVERSE SIDE

InTest Corporation Annual Meeting of Stockholders

Please make your marks like this: ☒

THE BOARD OF DIRECTORS RECOMMENDS A VOTE:
FOR ON PROPOSALS 1, 2, 3 AND 4

You must register to attend the meeting online and/or participate at www.proxydocs.com/INTT
Authorized Signatures - Must be completed for your instructions to be executed.
Please sign exactly as your name(s) appears on your account. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy/Vote Form.

Signature (and Title if applicable)	Date	Signature (if held jointly)	Date